UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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Soliciting Material under §240.14a-12

ArcBest Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

ArcBest

2023 Proxy Statement
and Notice of Annual Meeting

April 26, 2023

8:00 a.m. Central Daylight Time

8401 McClure Drive
Fort Smith, Arkansas 72916

Panther
ArcBest
ABF
Freight
An ArcBest Company

Our Company

ArcBest is a multibillion-dollar integrated logistics company that leverages our full suite of shipping and logistics solutions to meet our customers’ supply chain needs.

With the ability to optimize, connect and deliver across various modes of transportation, we serve as a single logistics resource and help keep the global supply chain moving. This integrated approach, combined with our technology and expertise, helps ensure our customers have the right solutions to get the job done — no matter the shipment size, type of product or speed of delivery.

We started 100 years ago as a local Arkansas freight hauler. Today, through organic growth, smart strategic acquisitions, visionary leadership and a mindset focused on the future, we’re a publicly traded $5 billion logistics powerhouse with over 15,000 employees across more than 250 campuses and service centers.

ArcBest is a trusted advisor, with our customers at the center of it all. We listen, get to know their business and look at things from their perspective, so the strategies and solutions we recommend align with their goals.

Our long history of innovation enriches these deep customer relationships. We invest heavily in strategic initiatives aimed at transformation — helping shippers and capacity providers successfully navigate the complex logistics landscape. With a strong emphasis on disruptive technology and advanced analytics, we’re enabling more sustainable supply chains and delivering intelligent solutions that make it easier for our customers to achieve their objectives.

In pursuit of our mission to connect and positively impact the world through solving logistics challenges and aligned to our values-driven culture, we’re also focused on advancing Environmental, Social and Governance (ESG) initiatives. We’re committed to identifying, analyzing and reporting on ESG-related data and conducting business in a way that helps create a safer, more sustainable and inclusive company and world. This includes our commitment to having a workplace that respects all cultures, perspectives and experiences so that we provide the best atmosphere for our employees and the best service to our customers.

Welcome to ArcBest.

Our Values	Creativity	Integrity	Collaboration
	We create solutions	We do the right thing	We work together

	Growth	Excellence	Wellness
	We grow our people and our business	We exceed expectations	We embrace total health

TABLE OF CONTENTS

LETTER TO OUR STOCKHOLDERS FROM ARCBEST CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER	4
ARCBEST CORPORATE CITIZENSHIP 2022 HIGHLIGHTS	5
ENVIRONMENTAL SUSTAINABILITY	5
PHILANTHROPY	5
DIVERSITY, EQUITY, AND INCLUSION (DEI)	6
TRAINING AND EMPLOYEE DEVELOPMENT	6
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	7
PROXY SUMMARY	8
PROPOSAL I. ELECTION OF DIRECTORS	12
DIRECTOR NOMINEES	12
BOARD SKILLS PROFILE	16
BOARD DIVERSITY MATRIX	17
GOVERNANCE OF THE COMPANY	18
BOARD LEADERSHIP STRUCTURE	18
DIRECTOR INDEPENDENCE	19
HOW DIRECTORS ARE SELECTED	19
BOARD’S ROLE IN RISK OVERSIGHT	19
CEO AND EXECUTIVE LEADERSHIP SUCCESSION PROCESS	20
COMMITTEES OF THE BOARD	20
ATTENDANCE AT MEETINGS	21
OTHER BOARD POLICIES	21
CODE OF CONDUCT AND CORPORATE GOVERNANCE GUIDELINES	22
CERTAIN TRANSACTIONS AND RELATIONSHIPS	22
DIRECTOR COMPENSATION	23
CASH COMPENSATION	23
EQUITY-BASED AWARDS	23
MISCELLANEOUS COMPENSATION ITEMS	24
STOCK OWNERSHIP POLICY FOR NON-EMPLOYEE DIRECTORS	24
2022 DIRECTOR COMPENSATION TABLE	25
EXECUTIVE OFFICERS OF THE COMPANY	26
EXECUTIVE COMPENSATION	28
COMPENSATION DISCUSSION & ANALYSIS	28
COMPENSATION COMMITTEE REPORT	41
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	41
SUMMARY COMPENSATION TABLE	42
2022 GRANTS OF PLAN-BASED AWARDS	44
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE	45
OUTSTANDING EQUITY AWARDS AT 2022 YEAR-END	46
2022 OPTION EXERCISES AND STOCK VESTED	47
2022 EQUITY COMPENSATION PLAN INFORMATION	47
2022 PENSION BENEFITS	48
2022 NON-QUALIFIED DEFERRED COMPENSATION	49
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	50
CEO PAY RATIO	56
PAY VERSUS PERFORMANCE	57
PROPOSAL II. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	62
PROPOSAL III. ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	63
REPORT OF THE AUDIT COMMITTEE	64
PROPOSAL IV. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	66
INDEPENDENT AUDITOR’S FEES AND SERVICES	67
PROPOSAL V. AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO UPDATE THE EXCULPATION PROVISION	68
PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP	70
DELINQUENT SECTION 16(A) REPORTS	71
INFORMATION ABOUT THE MEETING	72
INTERNET AVAILABILITY OF PROXY MATERIALS	72
RECORD DATE	72
VOTING	72
OTHER MATTERS	74
COST OF SOLICITATION	74
STOCKHOLDER COMMUNICATION WITH THE BOARD	74
ELECTRONIC DELIVERY OF STOCKHOLDER COMMUNICATIONS	74
PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2024 ANNUAL MEETING	74
HOUSEHOLDING OF PROXY MATERIALS	75
APPENDIX A	76
PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	76

/ 2023 PROXY STATEMENT	arcb.com/investor-relations

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Letter to our Stockholders from ArcBest Chairman, President & Chief Executive Officer

Judy R. McReynolds

ArcBest Chairman, President & Chief Executive Officer

[●], 2023

“We started in 1923 as a small, local freight hauler, and today we are a multibillion-dollar integrated logistics powerhouse.”

$5.3B
TOTAL REVENUE IN 2022, UP 34% VS. 2021
+46%
INCREASE IN EARNINGS PER DILUTED SHARE VS 2021

Dear ArcBest Stockholders,

I am very pleased to invite you to attend the ArcBest Corporation Annual Meeting on Wednesday, April 26, 2023, at 8:00 a.m. CDT. The meeting will be held in person at our corporate headquarters, 8401 McClure Drive, Fort Smith, Arkansas 72916. As we approach the Annual Meeting, I would like to provide an update on ArcBest in 2022 and where we are today.

In 2022, ArcBest achieved many financial milestones, with our second consecutive year of record-setting annual revenue and net income. We also marked one year since acquiring MoLo Solutions, which has enabled us to deliver a more seamless and enhanced truckload solution. This, in turn, has helped us provide better customer service and carrier management.

2023 marks an extraordinary milestone — our 100th anniversary. Since getting our start in 1923 as a small, local freight hauler in western Arkansas, we have evolved into a $5.3 billion-dollar integrated logistics powerhouse. With more than 15,000 employees, we develop best-in-class and innovative approaches that help keep the global supply chain moving.

ArcBest is mindful of the changing economic and industry environment, and we continue to pursue a balanced approach to capital allocation. Looking ahead, we will continue to execute on our long-term vision and strategy focused on people, technology and our integrated solutions. And we will continue to listen to our customers and view our business through their lens. With longstanding partnerships, our customers trust us to identify and provide the right solutions and help drive their business forward. We are committed to delivering for them at every turn.

With innovation at our core, we see tremendous opportunity to serve our employees, shippers and capacity providers more effectively and efficiently by leveraging technology. ArcBest invests heavily on innovation with substantial investment in strategic projects and transformative initiatives. With this focus, we are building the future of logistics technology.

Additionally, as part of our growth strategy, our team continues to focus on our Environmental, Social and Governance (ESG) efforts. Our industry impacts the environment, and we believe it’s our responsibility to develop solutions that help reduce that impact.

ArcBest is well positioned to continue to serve customers and create value for stockholders for the next century. We are committed to delivering on our goals and driving growth as we work toward our long-term financial targets. Our work in 2022 and beyond continues to be guided by our mission to connect and positively impact the world through solving logistics challenges.

At this year’s meeting, you will be asked to vote on five proposals listed in the enclosed Notice of Annual Meeting: I. the election of nine nominees to serve on our Board of Directors for a one-year term; II. the advisory vote to approve executive compensation; III. the advisory vote on the frequency of future advisory votes on executive compensation; IV. the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023; and V. the amendment of the Company’s Restated Certificate of Incorporation to update the exculpation provision. Please take time to review the information on each of the proposals contained within this Proxy Statement. The Board of Directors recommends that you vote FOR Proposals I, II, IV and V and “1 Year” for Proposal III.

On behalf of our Board of Directors and our 15,000+ team members, thank you for your ongoing support and for being part of our journey to 100 years. I look forward to this year and all of the opportunities ahead.

Very truly yours,

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2022 HIGHLIGHTS

At ArcBest, we continue to make progress on our environmental, social and governance (ESG) initiatives. In 2022, we made strides in measuring CO2 emissions, developing our philanthropy framework, and advancing spaces for diverse employee communities.

Environmental Sustainability

We’re proud to have earned, for the second time, Bronze medal status for our 2022 sustainability rating from EcoVadis, a sustainability intelligence provider that rates more than 100,000 companies worldwide. With criteria across four themes (Environment, Labor & Human Rights, Ethics and Sustainable Procurement), Bronze status recognizes companies performing in the top 50% of all companies rated.

In 2022, ABF Freight System, Inc., our largest subsidiary, was named an EPA SmartWay High Performer for the 2nd consecutive year, our 3rd time to receive this designation. We have made it a priority to minimize fuel consumption and reduce emissions through operational improvements and equipment upgrades. We also continue to pilot electric yard tractors, forklifts, and Class 6 trucks to further explore emissions-reduction opportunities.

For the first time, we calculated and disclosed our Scope 1 and Scope 2 greenhouse gas emissions in our ESG Report released in June 2022. We made several additional disclosures in 2022, making progress toward aligning to the Sustainability Accounting Standards Board (SASB) standards for ESG reporting and the Task Force on Climate-Related Financial Disclosures (TCFD) framework.

As part of our Facility Enhancement and Growth plan, we remodeled and renovated a number of facilities across the country, replacing thousands of lighting fixtures with LED and upgrading restroom fixtures. In addition to the benefits for employees, we expect these improvements to reduce our electricity and water consumption. We look forward to monitoring the results over time.

As both a facility upgrade and a step toward reducing emissions, we have nearly completed the installation of a solar power system at our Fort Wayne, IN service center. This system will produce approximately 50,000 kWh of renewable electricity each year and will serve as a pilot to explore the potential for systems at other facilities in the future.

3X EPA SMARTWAY HIGH PERFORMER	SCOPE 1 AND SCOPE 2 CARBON EMISSIONS DISCLOSED FOR FIRST TIME

Philanthropy

In 2022, we announced three foundational philanthropy pillars to help guide our impact: community, education, and people. Through these pillars, we donated over $1 million to over 150 organizations across the country.

Within our Community pillar, we continued serving in focus areas, including the United Way of Fort Smith Area, local events — such as Paint the Park Pink, True Grit Ride and The Walk to End Alzheimer’s — and local developments. Within our Education pillar, we matched employee contributions to over 18 schools through our Educational Match Program. As a Fort Smith Partners in Education organization, employees also devote time to students through mentorship programs and STEM activities like Girls Who Code and LEGO robotics competitions. Within our People pillar, we positively impacted the world through the causes our employees care about, including the Polaris Project, Ronald McDonald House, Down Syndrome Connections, and St. Jude Children’s Research Hospital.

In alignment with the People pillar, the Leadership Academy Class of 2021 fundraised over $42,000 for Project Hero — a non-profit that supports rehabilitation therapy for veterans and military members through cycling. Along with this donation, employees at service centers in Dayton and South Chicago fundraised over $50,000 for the Fischer House Foundation and Canaryville Veteran Riders Association, demonstrating our continued support of veteran causes.

$1 MILLION DONATED TO COMMUNITIES AND SCHOOLS	ESTABLISHED 3 PHILANTHROPY PILLARS: COMMUNITY, EDUCATION AND PEOPLE

 / 2023 PROXY STATEMENT    5

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Diversity, Equity, and Inclusion (DEI)

In 2022, a top priority was continuing to ensure all employees feel safe and welcome, as well as expanding our diverse talent pools. In the first quarter, we launched a DEI Task Force with employees from across the organization. This 12-member group is responsible for providing recommendations and employee feedback around DEI, as well as identifying best practices for workplace inclusivity. Based on the recommendations of this group, we highlighted several diverse holidays and heritage months internally and externally for the first time — including Juneteenth, Diwali, and Native American Heritage Month. The DEI Task Force also hosted its first events, including a New Hire Inclusion Night and a virtual Hispanic Heritage Month Panel Discussion.

Through the ArcBest Recruiting team, we attended 10 recruiting and career events at diverse campuses, including multiple Historically Black Colleges and Universities (HBCUs) and one Native American-serving Nontribal Institution (NASNTI). Additionally, through the Student Opportunity Center we partnered with Morgan State University, an HBCU in Baltimore, for an experiential classroom project during the fall semester.

We also began a search for a neuroinclusivity employment advisor. In October, we announced our collaboration with Integrate — a nonprofit organization that helps identify, recruit and retain professionals on the autism spectrum — to foster a neuroinclusive workforce and continue attracting the best talent with unique skill sets.

An initial employee resource group (ERG) framework was developed by the DEI Task Force, with two new groups forming at the end of 2022. The first employee-led group is focused on creating community around new hires and relocated employees (CoNECT: Colleagues Networking and Embracing Community Ties), and the second is focused on the LGBTQ+ community and allyship (Pride Network).

We also continued tracking new hire diversity. In 2022, 61% of our new hires represented one or more of the diverse backgrounds categorized by gender, race, ethnicity, and military status.

2 NEW ERGS FORMED	61% OF NEW HIRE GENDER, RACE, ETHNICITY, AND MILITARY DIVERSITY ACHIEVED

Training and Employee Development

Our people are at the heart of our success, and we work to ensure they have the resources and training necessary to be successful in their roles. In 2022, we provided our employees with over 680 different online course titles, totaling over 38,000 enrollments into online courses across the organization. We also offered over 400 sessions of over 100 different live course titles, via webinar or in-person, totaling over 10,000 enrollments and over 43,000 hours of live training on job skills and soft skills topics. Through our Aspiring Leaders Program, Leadership Series, and Leadership Academy, over 250 employees across the organization received instructor-guided training designed to develop skills for leadership and management.

Living true to our value of Excellence, our training team delivered over 270 hours of Quality Process content. This course ensures employees are familiar with the “5 Step Problem Elimination Process” and help us live out our vision of “We’ll Find A Way”.

ArcBest was recognized as a 2022 Training APEX award winner by Training magazine, improving year-over-year in this ranking from spot 16 to spot 14.

Our Educational Assistance Program continued supporting full-time employee development by reimbursing a percentage of the cost for educational courses. In 2022, $260,130 was reimbursed to employees pursuing graduate certificates and master’s degrees. Along with supporting employee learning, our performance and succession processes help us identify the next generation of company leaders; 249 employees were flagged as potential successor candidates for senior leadership roles.

43,000+ HOURS OF TRAINING PROVIDED ACROSS THE ORGANIZATION	2022 TRAINING APEX AWARD WINNER, OUR 13TH YEAR ON TRAINING MAGAZINE’S TOP RANKING LIST

 / 2023 PROXY STATEMENT    6

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APRIL 26, 2023 8:00 a.m. Central Daylight Time ArcBest Headquarters 8401 McClure Drive Fort Smith, Arkansas 72916	NOTICE of Annual Meeting of Stockholders ArcBest Corporation

TO THE STOCKHOLDERS OF ARCBEST CORPORATION:

You are cordially invited to attend the Annual Meeting of Stockholders of ArcBest Corporation (“ArcBest” or the “Company”) on April 26, 2023, at 8:00 a.m. (CDT). You may attend in person at the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916. To obtain directions to attend the Annual Meeting and to vote in person, contact the Company’s Investor Relations Department at toll-free telephone number 800-961-9744, email address invrel@arcb.com or through the Company’s website www.arcb.com.

The annual meeting is being convened for the following purposes:

I.

To elect nine directors for a one-year term to expire at the 2024 Annual Meeting of Stockholders;

II.

To conduct an advisory vote to approve executive compensation;

III.

To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation;

IV.

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023;

V.

To approve amendment of the Company’s Restated Certificate of Incorporation to update the exculpation provision; and

VI.

To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

By Order of the Board of Directors, [●], 2023.

Michael Johns

Chief Legal Officer and Corporate Secretary

RECORD DATE; PROXIES

Only stockholders of record at the close of business February 27, 2023, are entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof. Even if you plan to attend the meeting, please follow the instructions to vote by Internet or by telephone, or complete, sign, date and return your proxy card if you received one, as promptly as possible. It is important that your shares be represented at the meeting. For more information about how to attend the annual meeting, see “Information About the Meeting” on page 72 of this Proxy Statement. If you hold your shares in “street name” through a brokerage firm or bank, then your brokerage firm or bank is responsible for voting on your behalf based on your instructions. The Board of Directors urges you to contact the person responsible for your account today and instruct them to execute a proxy considering the recommendations of the Board, which are described in this Proxy Statement. If you hold your shares in street name and you wish to personally vote at the meeting, you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares. For more information on how to vote, see “Information About the Meeting.”

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 26, 2023: The Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

If you wish to receive future proxy statements and annual reports electronically rather than receiving paper copies in the mail, please see page 74 for instructions. This approach can provide information to you more conveniently, while reducing the environmental impact of our annual meeting and helping to reduce our distribution costs.

8401 MCCLURE DRIVE / P.O. BOX 10048 / FORT SMITH, ARKANSAS 72917-0048 / 479-785-6000

HOW TO VOTE
Please refer to the following proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.	BY INTERNET www.proxyvote.com	BY PHONE 1-800-690-6903 (automated line)	BY MAIL If you received paper copies of your proxy materials, sign, date and return the proxy card in the postage-paid envelope provided	IN PERSON You can attend the Annual Meeting in person and vote, even if you gave a proxy in advance

 / 2023 PROXY STATEMENT    7

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PROXY SUMMARY

THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION FROM THIS PROXY STATEMENT AND DOES NOT CONTAIN ALL THE INFORMATION THAT YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROXY STATEMENT BEFORE VOTING YOUR SHARES. FOR MORE COMPLETE INFORMATION REGARDING ARCBEST’S 2022 PERFORMANCE, PLEASE REVIEW OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022.

Annual Meeting Information

WHEN	WHERE	RECORD DATE
Wednesday, April 26, 2023, at 8:00 a.m. (CDT)	At the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916	February 27, 2023

Meeting Agenda

This Proxy Statement is furnished to the stockholders of the Company in connection with the solicitation of proxies on behalf of the ArcBest Board of Directors (the “Board”) to be voted at the Annual Meeting. The matters we will act upon at the Annual Meeting are:

Proposal	Board Voting Recommendation	Vote Required to Pass	Where to Find More Information
Elect nine directors for a one-year term	FOR all nominees	A nominee is elected by a plurality of the votes cast	Page 12
Approve, on an advisory basis, the Company’s executive compensation	FOR	The affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote	Page 62
Approve, on an advisory basis, the frequency of future advisory votes to approve executive compensation	For a frequency of 1 YEAR	The affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote	Page 63
Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023	FOR	The affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote	Page 66
Approve amendment of the Company’s Restated Certificate of Incorporation to update the exculpation provision	FOR	The affirmative vote of the holders of not less than 66 2/3% of the outstanding voting stock	Page 68

What’s New?
◼

In June 2022, we published our third Environmental, Social and Governance (ESG) Report for the calendar year 2021, disclosing our Scope 1 and Scope 2 greenhouse gas emissions for the first time. Visit arcb.com/ESG to view the report.(1)

◼

We announced our three foundational philanthropy pillars to help guide our impact: Community, Education and People. Visit arcb.com/investor-relations/philanthropy to learn more about ArcBest Philanthropy.

◼

We developed robust plans to celebrate our 100th anniversary in 2023.

(1)

Documents referenced or hyperlinked in this proxy statement are not and will not be incorporated by reference unless expressly indicated otherwise. Such documents may contain information from various sources and our assumptions thereon and may also contain hypothetical or adverse scenarios and assumptions that may not necessarily be representative of current, actual or expected risks or results. You are cautioned not to place undue weight on such information.

 / 2023 PROXY STATEMENT    8

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Director Nominees

Name	Occupation	Age	Director Since	Independent	Other Public Directorships	Committees
						Audit	Compensation	Nominating/Corporate Governance
Salvatore A. Abbate	Chief Executive Officer for Veritiv Corporation	54	2023		1
Eduardo F. Conrado	President for Ascension	56	2016
Fredrik J. Eliasson	Former Executive Vice President and Chief Financial Officer for Change Healthcare Inc.	52	2019		1
Michael P. Hogan	Chief Growth and Strategy Officer for Forme Financial	63	2016
Kathleen D. McElligott	Former Executive Vice President, Chief Information Officer and Chief Technology Officer for McKesson Corporation	67	2015
Judy R. McReynolds Chair	President and Chief Executive Officer for ArcBest	60	2010		1
Dr. Craig E. Philip	Professor, Vanderbilt University	69	2011
Steven L. Spinner Lead Independent Director	Operating Partner for MidOcean Partners	63	2011
Janice E. Stipp	Former Senior Vice President, Chief Financial Officer and Treasurer for Rogers Corporation	63	2012		1
Member	Chair	Audit Committee Financial Expert

 / 2023 PROXY STATEMENT    9

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Our nine nominees represent a diverse range of skills:

2022 Performance

Supply chains continued to be disrupted, and in 2022, many shippers depended on ArcBest’s expertise as an integrated logistics provider to help them navigate the challenges of effectively and efficiently delivering their products. With over 15,000 employees utilizing their industry knowledge while offering a breadth of solutions, ArcBest truly lived out its mission to connect and positively impact the world through solving logistics challenges. In 2022, we achieved record revenue, operating income, net income and earnings per share. We have accomplished a lot, and we are positioned to make much more progress in the future.

$399.3M	$11.69
OPERATING INCOME, AN INCREASE OF 42% VS. 2021	DILUTED EARNINGS PER SHARE, AN INCREASE OF 46% VS. 2021

Compensation Highlights

Our executive compensation program strikes a balance between fixed and variable elements. As shown below, 80% of compensation for our CEO, and 68% of compensation (on average) for our other Named Executive Officers, was at risk in 2022.

 / 2023 PROXY STATEMENT    10

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Key Compensation Governance Policies

The Compensation Committee continually reviews the Company’s executive compensation program to ensure our practices promote stockholders’ best interests. Some of our key policies are summarized below.

What We Do:	What We Don’t Do:
We tie pay to performance. The majority of executive pay is at risk.	NO tax gross-up payments for any amounts considered excess parachute payments.
We use three-year ratable vesting for our restricted stock units to encourage retention and a long-term perspective.	NO single-trigger payments upon a change in control.
Named Executive Officers and Directors are subject to significant stock ownership requirements.	NO excessive perquisites.
Half (50%) of the long-term incentive value granted to Named Executive Officers is contingent on the Company’s performance over a 3-year period.	NO hedging or pledging of Company stock.
We have caps on both the annual incentive and long-term incentive payouts.	NO employment agreements with our Named Executive Officers.
We have a robust clawback policy.	NO re-pricing of stock options without stockholder approval.
We conduct annual risk assessments of our compensation plans.	NO guaranteed bonuses.
We have an independent Compensation Committee.
The Compensation Committee has an independent compensation consultant.
We benchmark our compensation practices to peers with which we compete for talent.

 / 2023 PROXY STATEMENT    11

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PROPOSAL I.
ELECTION OF DIRECTORS

The Board recommends a vote “FOR” each of the nominees.

All of the nominees are currently serving as directors of the Company. If elected, each nominee will serve until ArcBest’s Annual Meeting of Stockholders in 2024 or until the individual’s earlier death, resignation or removal from office. Based on a recommendation from the Nominating/Corporate Governance Committee, the Board appointed Salvatore A. Abbate to the Board on January 30, 2023. Prior to his appointment, Mr. Abbate was recommended to the Nominating/Corporate Governance Committee as a potential Board candidate by Korn Ferry, which was engaged by the Nominating/Corporate Governance Committee to assist in identifying potential Board candidates.

Each nominee has indicated a willingness to serve as a member of the Board, if elected. If, for any reason, a nominee becomes unable to serve or will not serve, either the number of the Company’s directors will be reduced or the Board will designate a substitute nominee.

The Company’s bylaws provide that directors are elected by a plurality of the votes cast by stockholders, in person or by proxy, at a meeting at which a quorum is present. The Company’s bylaws also require that any director in an uncontested election who does not receive the affirmative vote of a majority of the votes cast must promptly tender a resignation to the Board. The Nominating/Corporate Governance Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it, and the Board will act on such resignation, taking into account such recommendation, within 90 days following the certification of the election results.

The Nominating/Corporate Governance Committee in making its recommendation, and the Board in making its decision, may consider any information it deems appropriate, including any reasons given by stockholders for their votes against a director, the qualifications of the director, and the director’s contributions to the Board and the Company. The Board will promptly disclose its decision to accept or reject the resignation and, if rejected, the reasons for doing so. If a director’s resignation is not accepted by the Board, then such director will continue to serve. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any remaining vacancy or decrease the size of the Board.

Unless otherwise instructed or unless authority to vote is withheld, your proxy will be voted for the election of each of the nominees.

Director Nominees

A biography of each Director nominee, current as of February 1, 2023, appears below. There are no family relationships among any of the nominees and executive officers of the Company or its subsidiaries.

SALVATORE A. ABBATE
Age 54 Director since: 2023 INDEPENDENT Committees: ■ Compensation ■ Nominating/ Corporate Governance

Key experience

■

Sales and marketing

■

Manufacturing and process improvement

■

Logistics

■

Public company executive management

■

Strategic planning

Other directorships

■

Veritiv Corporation (Board member)

Mr. Abbate is Chief Executive Officer and a member of the Board of Directors of Veritiv Corporation. Based in Atlanta, GA, Veritiv is a Fortune 500 company and a leading North American business-to-business distribution solutions company. Before becoming its CEO, Mr. Abbate served as Chief Operating Officer for Veritiv from January 2020 until September 2020 and as Chief Commercial Officer from April 2018 until December 2019. Prior to joining Veritiv, his leadership roles included Senior Vice President, Chief Sales & Marketing Officer for Andersen Windows & Doors, Inc. and Vice-President, Global Sales and Marketing for the performance films division of Solutia, Inc., a performance materials and specialty chemical provider which is now part of the Eastman Chemical Company. Mr. Abbate began his career at Armstrong World Industries, where he spent 15 years in all three of its business units in various roles including sales, marketing, manufacturing, and process improvement.

 / 2023 PROXY STATEMENT    12

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EDUARDO F. CONRADO
Age 56 Director since: 2016 INDEPENDENT Committees: ■ Compensation ■ Nominating/ Corporate Governance (Chair)

Key experience

■

Brand marketing

■

Corporate strategy and strategic development

■

Digital transformation

■

New business development

■

Digital and data strategy

■

Product innovation

■

Operations

■

Cybersecurity

Other directorships

■

Previously served as a director on the not-for-profit boards of Ascension, Chicago Red Cross, and The Chicago Field Museum

Mr. Conrado is President for Ascension, the nation’s largest non-profit health system. Before becoming President, Mr. Conrado was Executive Vice President and Chief Strategy and Innovations Officer from July 2019 through January 2023. He joined Ascension in September 2018 as Executive Vice President and Chief Digital Officer. Before that, Mr. Conrado had a 25-year career at Motorola Solutions, Inc., a global provider of communication infrastructure, devices, accessories, software and services, serving in numerous senior executive positions, culminating in his role as Executive Vice President and Chief Strategy & Innovation Officer from August 2015 until December 2017. Mr. Conrado’s previous roles at Motorola Solutions included Senior Vice President and Chief Innovation Officer, Senior Vice President — Marketing & IT, Senior Vice President and Chief Marketing Officer, and Senior Vice President and Chief Marketing Officer for Global Business & Technology Marketing. He also worked in various marketing, distribution and network capacities for Motorola Solutions.

FREDRIK J. ELIASSON
Age 52 Director since: 2019 INDEPENDENT Committees: ■ Audit

Key experience

■

Financial and capital markets

■

Transportation and logistics

■

Sales and marketing

■

Operations

■

Mergers and acquisitions

■

Innovation and emerging technologies

■

Cost-structure transformation and revenue optimization

■

Cybersecurity

Other directorships

■

Gates Industrial Corporation plc (Audit Committee Chair)

■

Previously served on the Jacksonville (Florida) Chamber Board of Directors and as chair of the business recruiting portion of the chamber, JAXUSA Partnership

■

Previously served on the Audit Committee of United Way Jacksonville

■

Previously served as Executive Member and Finance Committee chair for the Jacksonville Zoo Board of Directors

Mr. Eliasson currently serves as a member of the Board of Directors of Gates Industrial Corporation plc. He previously served as Executive Vice President and Chief Financial Officer for Change Healthcare Inc., one of the largest independent healthcare IT companies in the United States, from 2018 to 2022. He joined Change Healthcare in 2018 after a 22-year career at CSX Corporation, where he served in various executive leadership capacities, including President in 2017, Executive Vice President and Chief Sales and Marketing Officer from 2015 to 2017, and Executive Vice President and Chief Financial Officer from 2012 to 2015.

MICHAEL P. HOGAN
Age 63 Director since: 2016 INDEPENDENT Committees: ■ Audit

Key experience

■

Strategic planning

■

IT and Cybersecurity

■

Marketing and sales

■

Ecommerce

■

Multi-channel and digital business

■

Corporate governance

■

Digital products and mobile and consumer electronics products

Other directorships

■

Feed the Children, a non-profit organization (Chairman of the Board)

Mr. Hogan is the Chief Growth and Strategy Officer for Forme Financial, the first financial advisory firm created specifically to serve physicians. He previously retired as President of Tax Smart Innovation for Blucora, Inc., a provider of technology-enabled financial solutions, in June 2020. Prior to joining Blucora in October 2018, Mr. Hogan served as Executive Vice President — Strategic Business & Brand Development for GameStop Corporation from 2012 until February 2018. From 2008 until 2012, he served as Senior Vice President and Chief Marketing Officer for GameStop. Prior to 2008, Mr. Hogan served as a principal with Strategic Frameworking, a strategic consulting firm; Senior Vice President — Marketing for Dean Foods Company; and Vice President — International Marketing for Frito-Lay, Inc.

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KATHLEEN D. MCELLIGOTT
Age 67 Director since: 2015 INDEPENDENT Committees: ■ Compensation (Chair) ■ Nominating/ Corporate Governance

Key experience

■

Manufacturing

■

Supply chain and distribution

■

Acquisitions and divestitures

■

Big data, cloud computing, and technology strategy

■

Cybersecurity

■

Technology

■

Transportation and enterprise logistics

■

Strategic planning

Other directorships

■

Previously served on the board of Forescout Technologies, Inc. (May 2019 to Aug. 2020)

■

Previously served as board president of Connections to Success, a St. Louis-based non-profit organization

Ms. McElligott retired in February 2020 as Executive Vice President, Chief Information Officer and Chief Technology Officer for McKesson Corporation, a healthcare services and information technology company. She joined McKesson in July 2015, after serving as Chief Information Officer and Vice President — Information Technology for Emerson Electric Co. from February 2010 to July 2015, and Group Chief Information Officer, Industrial Automation and Vice President for Emerson Power Transmission for over nine years before that. Prior to joining Emerson, Ms. McElligott spent 22 years with General Electric Company in multiple information systems leadership and managerial roles.

JUDY R. MCREYNOLDS
Age 60 Director since: 2010 Chairman of the Board since: 2016 Committees: ■ None

Key experience

■

Significant industry-specific experience

■

Expertise with respect to both ArcBest and its transportation and logistics subsidiaries resulting from a 26-year tenure with the Company

■

Operations

■

Finance

■

Customer experience

■

Strategic planning

■

Logistics

■

Less-than-truckload and truckload transportation

■

Talent management, labor and pension

■

Investment and corporate banking, financial analysis, capital structures and shareholder value

■

ESG oversight

Other directorships

■

OGE Energy (since 2011) (Compensation Committee; Lead Director since Dec. 2020) (Compensation Committee chair, Nominating and Governance Committee, 2011 to Dec. 2020)

■

Previously served as Chair on the American Transportation Research Institute board

■

Previously served as a member of the Board and the Executive Committee for the American Trucking Associations

■

Previously served on the Transportation Industry Council of the Federal Reserve Bank of St. Louis

Ms. McReynolds has served as ArcBest President and Chief Executive Officer since January 2010 and Chairman of the Board since April 2016. Since joining the Company in 1997, she has served as Senior Vice President, Chief Financial Officer and Treasurer; Vice President — Controller; Controller; and Director of Corporate Accounting. Ms. McReynolds is a Certified Public Accountant.

DR. CRAIG E. PHILIP
Age 69 Director since: 2011 INDEPENDENT Committees: ■ Compensation ■ Nominating/ Corporate Governance

Key experience

■

40-year career in the marine, rail and intermodal industries

■

Leadership experience in various modes of freight transportation

■

Industrial marketing

■

Strategic planning

■

Legal/Regulatory

Other directorships

■

Marine Board of the Transportation Research Board, a unit of the National Academies of Sciences, Engineering and Medicine (Chairman)

■

Transportation Research Board (Resilience Section Committee)

Dr. Philip joined the faculty of Vanderbilt University, a private research university, in 2015, as Research Professor in Civil and Environmental Engineering. He is the former Director of Vanderbilt Center for Transportation and Operational Resiliency (VECTOR). Dr. Philip retired as Chief Executive Officer for Ingram Barge Company, a barge company and quality marine transporter of dry cargo and one of the top chemical carriers on the river, in 2014. He was President for Ingram Barge from 1994 until 1999, when he was named Chief Executive Officer. Dr. Philip began his transportation career with Conrail in 1980, worked for Ingram Barge for five years, and briefly served as Vice President of the Intermodal Division of Southern Pacific Railroad before returning to Ingram Barge in 1991. He has also held adjunct faculty positions at Princeton University and Vanderbilt University. In 2014, Dr. Philip was elected to membership in the National Academy of Engineering.

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STEVEN L. SPINNER
Age 63 Director since: 2011 Lead Independent Director since: 2022 Committees: ■ Audit

Key experience

■

Public company executive management

■

Logistics

■

Network business

■

Wholesale food distribution business

■

Operations

■

ESG oversight

Other directorships

■

MidOcean Partners (Private Equity Executive Board)

■

Vidafuel (Board member)

■

Boxcar Partners (Partner)

■

Previously served on the Board of Directors of United Natural Foods, Inc. (Chairman of the Board)

Mr. Spinner currently serves as an Operating Partner for MidOcean Partners, a private company offering capital solutions across private equity and credit markets. In August 2021, he became a Partner at Boxcar Partners, a multi-family office venture investment firm. Prior to that, he served as President and Chief Executive Officer and Chairman of the Board for United Natural Foods, Inc., an independent national distributor of natural, organic and specialty foods and related products, from September 2008 to August 2021 when he retired. Prior to joining United Natural Foods in 2008, he was a Director and Chief Executive Officer for Performance Food Group Company (“PFGC”) from October 2006 to May 2008 and PFGC’s President and Chief Executive Officer for three years before that. He was Senior Vice President and Chief Executive Officer for PFGC’s Broadline Division from February 2002 to May 2005, and Division President for Broadline from August 2001 to February 2002.

JANICE E. STIPP
Age 63 Director since: 2012 INDEPENDENT Committees: ■ Audit (Chair)

Key experience

■

Financial and accounting experience with a variety of industrial companies, both public and private

■

Auditing, financial controls, financial management and accounting and treasury

■

Corporate restructuring

■

Public company executive management

■

Risk Management

■

Acquisitions

Other directorships

■

Rotork, plc (since 2020) (Nomination and Remuneration Committees; Audit Committee chair)

■

Previously served on the Board of Directors of Commercial Vehicle Group, Inc. (Audit Committee; Nominating and Governance Committee chair)

■

Previously served on the Board of Sappi Limited (Audit Committee)

■

Previously served on the Board of Directors of Ply Gem Holdings, Inc.

Ms. Stipp retired in 2018 from her role as Senior Vice President, Chief Financial Officer and Treasurer for Rogers Corporation, a global leader in engineered materials solutions. Prior to joining Rogers Corporation in November 2015, Ms. Stipp was Executive Vice President, Chief Financial Officer and Treasurer for Tecumseh Products Company. She has also previously served as the Chief Financial Officer for Revstone Industries LLC; Acument Global Technologies, Inc.; and GDX Automotive. Ms. Stipp began her career in 1981 with Lear Siegler Incorporated, working in corporate audit. From 1984 to 1999, she worked for General Motors Corp. in a variety of financial roles. She is a Certified Public Accountant and a Chartered Global Management Accountant.

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Board Skills Profile

We believe the Board’s membership should represent a diversity of backgrounds, experiences and skills. To that end, the Nominating/Corporate Governance Committee has established a matrix, outlining the skills and experiences they believe are most relevant for the Company. This matrix is periodically reviewed by the Nominating/Corporate Governance Committee and updated as necessary.

Expertise/Qualification	Abbate	Conrado	Eliasson	Hogan	McElligott	McReynolds	Philip	Spinner	Stipp
Acquisitions
Audit
Corporate Governance
Current CEO/CFO
Cybersecurity
Entrepreneurial Experience
Environmental, Social & Governance
Executive Compensation
HR/Labor
International
Investment Banking/Finance/Private Equity
Legal/Regulatory/Gov’t Relations
Marketing
Other Public Company Board/Management
Other Transportation Related Board/ Management
Risk Management
Strategic Planning
Technology
Transportation/Logistics

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Board Diversity Matrix

The table below provides certain highlights of the composition of our Board members and nominees as of January 30, 2023. Each of the categories listed in the tables below has the meaning as it is used in Nasdaq Rule 5605(f).

BOARD DIVERSITY MATRIX (AS OF JANUARY 30, 2023)
Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
Hispanic or Latinx	-	1
White	3	5

BOARD DIVERSITY MATRIX (AS OF JANUARY 17, 2022)
Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
Hispanic or Latinx	-	1
White	3	5

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GOVERNANCE OF THE COMPANY

Board Leadership Structure

The Board has determined that a leadership structure with Ms. McReynolds serving in a combined Chairman and Chief Executive Officer role and an independent director serving as the Lead Independent Director is in the best interests of ArcBest and its stockholders.

The Board recognizes that there are many viewpoints concerning a board’s optimal leadership structure and considered all options in making its decision. The Board reviewed trends in board practices, recommended best practices for corporate governance, and the board practices of the Company’s peers. The Board also considered the advantages of having a combined Chairman and Chief Executive Officer. Among other things, a person serving in this combined role can quickly identify company concerns and communicate this information to other Board members, providing superior information due to his or her unique insights into the Company’s day-to-day operations.

Chairman of the Board

In deciding to adopt the current leadership structure, the Board considered Ms. McReynolds’ leadership qualities, management capability, and knowledge of ArcBest’s business and the transportation and logistics industry; the long-term, strategic perspective she has exhibited as the President and Chief Executive Officer; and her focus on growing long-term shareholder value. The Board also considered Ms. McReynolds’ tenure with the Company. The Board believes that serving as both Chairman and President and Chief Executive Officer enables Ms. McReynolds to more effectively and efficiently execute the Company’s strategic initiatives and respond to key business issues and risks that she encounters in daily operations.

Lead Independent Director

The Board believes that an executive Chairman should be balanced by a strong Lead Independent Director with a clearly defined and dynamic leadership role in the governance of the Board. The Company’s bylaws provide that if the Chairman is not an independent Director, the independent Directors must annually elect a Lead Independent Director. The bylaws assign to the Lead Independent Director extensive authority and responsibilities relating to the Board’s governance and functions, including:

◼

calling and chairing meetings of independent Directors, and setting agendas for such meetings;

◼

liaising between the independent Directors and the Chairman and communicating with the Chairman after each meeting of independent Directors to provide feedback;

◼

chairing all Board meetings where the Chairman is not present;

◼

reviewing, advising on, and approving Board meeting agendas and meeting schedules;

◼

being available for consultation and direct communication with stockholders, when appropriate; and

◼

participating in the annual performance evaluation of individual members of the Board and the Chief Executive Officer (in consultation with the Nominating/Corporate Governance Committee).

The Lead Independent Director’s authority and responsibilities generally correspond to those performed by an independent Chairman.

Effective January 1, 2022, the Board elected Stephen E. Gorman to serve as Lead Independent Director, replacing Mr. Spinner who had served as the Lead Independent Director since 2016. On August 5, 2022, Mr. Gorman resigned from the Board. Accordingly, the Board replaced Mr. Gorman as Lead Independent Director with Mr. Spinner in October 2022. In the Board’s view, Mr. Spinner possesses the characteristics and qualities necessary to fulfill the Lead Independent Director’s important role of guiding and facilitating the independent Directors’ participation in the Company’s governance. During his more than 11 years on our Board, and previous experience serving as Lead Independent Director, Mr. Spinner has demonstrated a thorough understanding of the Board’s oversight role and leading corporate governance practices. Supplementing the Lead Independent Director are Board committees composed entirely of independent Directors.

Management and Outside Advisors

The Company’s leadership structure includes an experienced management team, upon whose advice, reports and opinions the Board relies. Regularly scheduled management reports and presentations, based on operational, financial, talent, legal and risk management aspects of the Company’s operations, provide vital information to the Board. The independent Directors have complete access to, and direct contact with, members of senior management. The Board also relies on the advice of counsel, accountants, executive compensation consultants, auditors, strategic planning consultants, risk management consultants, and other expert advisors.

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Director Independence

The Nominating/Corporate Governance Committee has determined that all members of the Board except Ms. McReynolds are independent pursuant to applicable independence standards of the Nasdaq Stock Market (“Nasdaq”). The independent Directors met in executive session four times in 2022. Mr. Gorman, as Lead Independent Director, presided over three of those meetings, and following Mr. Gorman’s departure, Mr. Spinner, as Lead Independent Director, presided over one of those meetings.

How Directors are Selected

The Nominating/Corporate Governance Committee is responsible for identifying and recommending potential Board members based on any specific criteria the Board may specify from time to time and such other factors as it deems appropriate. Relevant considerations include:

◼

special training or skill

◼

experience with businesses and other organizations that are similar to the Company in size and type

◼

experience with or knowledge of businesses or organizations or technical expertise that is particularly relevant to the Company’s current or future business plans

◼

financial expertise

◼

advanced studies and certifications

◼

specific industry or transportation experience

◼

personal characteristics that bring diversity to the Board

The Nominating/Corporate Governance Committee also considers the interplay of a candidate’s experience with the experience of the other Directors, whether the candidate has sufficient time to devote to the responsibilities of a director, and whether the candidate is free from conflicts of interest or legal issues. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating/Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times, and the needs of the Board may vary in light of its composition and the Nominating/Corporate Governance Committee’s perceptions about future issues and needs. However, the Board has found the skills and experiences described above under “Board Skills Profile” to be particularly relevant and desirable.

The Nominating/Corporate Governance Committee believes that to best evaluate matters the Board oversees, the Board needs a mix of business and personal backgrounds. For that reason, the Nominating/Corporate Governance Committee periodically reviews a listing of the qualifications and attributes of our current Directors and potential candidates. While the Nominating/Corporate Governance Committee does not have a formal policy on diversity with regard to consideration of director nominees, diversity is taken into account when determining how a candidate’s qualities and attributes would complement the other Directors’ backgrounds.

The Nominating/Corporate Governance Committee may identify potential candidates from the pool of individuals known by members of the Board and individuals recommended by management, and/or engage a third party search firm to help identify appropriate candidates.

The Nominating/Corporate Governance Committee may consider director candidates recommended by stockholders. Recommendations should be sent to the Nominating/Corporate Governance Committee at the address provided in the section of this Proxy Statement titled “Stockholder Communication with the Board”. The Nominating/Corporate Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates because the Nominating/Corporate Governance Committee would evaluate stockholder recommendations in the same manner as it evaluates director candidates recommended by other sources, using the process and criteria described above.

Board’s Role in Risk Oversight

The Board believes the Company’s current management structure facilitates risk oversight by combining experienced leadership with independent review by the Board and its committees. Potential risk factors that are monitored through this structure include financial, operational, technological, disaster, environmental, social, cybersecurity, talent, legal and regulatory, fraud/corruption, employment practices, executive compensation, and reputational and legislative issues. Management periodically makes presentations to the Board on the Company’s overall enterprise risk management program, including reports on the Company’s top existing risks, how the risks have been trending, and how they are addressed by Company strategy; mitigating activities; emerging risks and circumstances; and the effectiveness of the security, back-up, and contingency provisions of the Company’s information systems. The Board’s committees assist with risk oversight within their respective areas of responsibility, and the Board is regularly informed about each committee’s activities.

The Audit Committee directly oversees risk management relating to financial reporting and public disclosure and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for the oversight of general financial risk matters, significant risk

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exposures, including cybersecurity and ESG-related risks, and the Company’s policies for risk assessment and risk management. The Audit Committee meets regularly with financial management, including the Chief Financial Officer, the Vice President–Controller and Chief Accounting Officer, and the Vice President–Internal Audit, as well as our independent registered public accounting firm. The Audit Committee also reviews the activities of the Company’s Risk Management Committee, which consists of several members of senior management.

The Compensation Committee is responsible for oversight of risk relating to the Company’s compensation policies and practices for all employees and officers. Management has evaluated those policies and practices, including our incentive plans, and determined they do not create any risks that are reasonably likely to have a material adverse effect on the Company. For more information, see “Compensation Discussion & Analysis—Compensation Risk Assessment.”

The Nominating/Corporate Governance Committee is responsible for overseeing risks associated with corporate governance, social and environmental issues, and the Company’s CEO succession process. In connection with this responsibility, the Nominating/Corporate Governance Committee annually reviews the Company’s Corporate Governance Guidelines and their implementation and oversees our ESG strategy, practices and policies.

CEO and Executive Leadership Succession Process

The Board ensures that ArcBest has a strong bench of well-prepared internal candidates, who align with the defined leadership competencies but have diverse strengths, to fill both planned and unplanned vacancies with limited disruption. Another critical part of the succession planning strategy is the executive team’s regular, data-driven review of the organizational structure, retention, culture, compensation, and talent development practices that support the execution of ArcBest’s strategic business goals. The Board, Talent Review Committee and Management share responsibility for management development and succession planning.

Board

A key responsibility of the Board is succession planning for the Chief Executive Officer, including identification and evaluation of potential successors. The Board also annually reviews succession planning for executive officers, including successor strengths and development opportunities and strategic talent metrics.

Talent Review Committee

This committee, led by the CEO and primarily composed of the CEO’s direct reports, conducts annual reviews of succession plans for critical roles, as well as strategic talent data, with a focus on maintaining a values-driven culture in which career development for current and future leaders is critical to driving employee and organizational growth.

Management

The Chief Human Resources Officer and senior Human Resources leaders work with functional leaders across ArcBest in developing and implementing programs to attract, assess, develop, engage, and retain leaders at all levels of the organization.

Committees of the Board

The Board has established Audit, Compensation, Nominating/Corporate Governance, and Qualified Legal Compliance Committees to devote attention to specific subjects and to assist in the discharge of its responsibilities. These committees are described below. The charters for all four committees are available on our website, arcb.com, in the “Invest—Corporate Governance” section.

AUDIT COMMITTEE
Ms. Stipp (Chair), and Messrs. Eliasson, Hogan, and Spinner Meetings in 2022: 6	The Audit Committee assists the Board by fulfilling oversight responsibilities relating to:

◼

the integrity of financial reports and related financial information provided by the Company to the public and the Securities and Exchange Commission (“SEC”);

◼

the Company’s systems of internal controls regarding finance, accounting and compliance with policies, including ethics policies;

◼

the performance of the Company’s internal audit, accounting and financial reporting functions;

◼

the Company’s risk management policies and processes for identifying, monitoring, and managing significant risk exposures; and

◼

the Company’s compliance with legal and regulatory requirements.

The Nominating/Corporate Governance Committee has determined that each member of the Audit Committee meets all applicable SEC and Nasdaq independence standards and financial literacy requirements that apply to audit committee members. The Board has determined that Ms. Stipp, Mr. Hogan and Mr. Eliasson are audit committee financial experts as defined under applicable SEC rules.

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COMPENSATION COMMITTEE
Ms. McElligott (Chair), Messrs. Abbate, Conrado, and Dr. Philip Meetings in 2022: 5	The Compensation Committee is responsible for:

◼

reviewing and approving executive officer compensation and has authority to make and administer employee awards under the ArcBest Corporation Executive Officer Incentive Compensation Plan and the Amended and Restated ArcBest Corporation Ownership Incentive Plan (the “Ownership Incentive Plan”), including setting performance goals and determining the extent to which those goals were achieved;

◼

reviewing and approving the Company’s peer group;

◼

evaluating the need for, and provisions of, contracts and severance arrangements for executive officers;

◼

monitoring compliance by Executive Officers with the Company’s stock ownership guidelines; and

◼

overseeing the Company’s anti-hedging/pledging policy and the Company’s clawback policy.

The Nominating/Corporate Governance Committee has determined that each member of the Compensation Committee meets applicable Nasdaq independence standards and non-employee director requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NOMINATING/CORPORATE GOVERNANCE COMMITTEE
Mr. Conrado (Chair), Ms. McElligott, Mr. Abbate, and Dr. Philip Meetings in 2022: 5	The Nominating/Corporate Governance Committee’s responsibilities include:

◼

identifying individuals believed to be qualified to become Directors;

◼

selecting and recommending to the Board for its approval the nominees to stand for election as Directors or, if applicable, to be appointed to fill vacancies on the Board;

◼

determining appropriate compensation for Directors;

◼

recommending any changes regarding size, structure, composition, processes and practices of the Board;

◼

reviewing the independence of Directors and assessing whether members are meeting the applicable independence standards for service on the various Board committees;

◼

working with the Board to identify, evaluate and make recommendations regarding potential successors for the Company’s Chief Executive Officer;

◼

reviewing the Company’s Corporate Governance Guidelines;

◼

providing oversight with respect to the Company’s environmental, social and governance (“ESG”) strategy, practices, and policies and as appropriate provide updates and make recommendations to the Board;

◼

monitoring emerging trends, best practices and regulatory developments related to ESG matters;

◼

overseeing the annual Board evaluation and CEO evaluation.

The Nominating/Corporate Governance Committee has determined that each member of the committee is independent, as defined in applicable Nasdaq independence standards.

QUALIFIED LEGAL COMPLIANCE COMMITTEE
Ms. Stipp (Chair), and Messrs. Eliasson, Hogan, and Spinner

The Qualified Legal Compliance Committee is responsible for confidentially receiving, retaining and considering any report of evidence of a material violation of securities law, a material breach of fiduciary duty, or a similar material violation of any federal or state law by the Company or by any officer, director, employee or agent of the Company that is made or referred to the Committee by the Chief Executive Officer or the Company’s chief legal officer or legal advisors. The Audit Committee serves as the Qualified Legal Compliance Committee.

Attendance at Meetings

The Board has five regularly scheduled meetings each year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board holds special meetings when action is required between regular meetings. The Board met six times during 2022. Eight members of the Board participated in 100%, and one member participated in 87.5%, of all regularly scheduled Board and applicable committee meetings held during the year.

It is the Company’s policy that all members of the Board attend the annual meeting of its stockholders, except when illness or other personal matters prevent such attendance. All members of the Board attended the Company’s 2022 Annual Meeting of Stockholders.

Other Board Policies

The Board has imposed a mandatory retirement age for all Directors. No Director may seek re-election to the Board after attaining age 75. Because we recognize the commitment of time and energy that a public company board requires, no Director is permitted to serve on the boards of more than two other public companies while serving on the ArcBest Board, unless he or she has obtained approval from the ArcBest Board.

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Code of Conduct and Corporate Governance Guidelines

The Board has adopted a Code of Conduct that applies broadly to all Directors, officers, employees, representatives, agents, sub-contractors, vendors, and suppliers of the Company. The Code of Conduct incorporates the UN Global Compact’s ten principles in the areas of human rights, labor, the environment and anti-corruption.

The Company intends to post on its website any amendment to, or waiver of, a provision of the Code of Conduct that applies to its Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller, or any person performing similar functions and that relates to any of the following elements of the Code of Conduct: honest and ethical conduct; disclosure in reports or documents filed with the SEC and other public communications; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the Code of Conduct.

Acting on the recommendation of the Nominating/Corporate Governance Committee, the Board developed and adopted Corporate Governance Guidelines to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should fulfill its responsibilities. Among other things, the Corporate Governance Guidelines address the composition of the Board, including independence standards; the selection, term and expectations for Directors; the conduct of meetings and executive sessions; and the composition and primary objectives of the Board’s committees.

The full texts of the Code of Conduct and the Corporate Governance Guidelines are posted in the Investors section of the Company’s website, arcb.com.

Certain Transactions and Relationships

Item 404 of Regulation S-K of the Securities Act of 1933, as amended, requires that the Company disclose certain “related party transactions” with the Company’s Directors and executive officers, among others. There were no commercial transactions between related parties and the Company that required disclosure in this Proxy Statement.

Annually, as part of the Company’s proxy preparation, all Directors and executive officers who are subject to related party transaction disclosure are instructed to report in writing any such transactions to the Company, and to report to the Company any such transactions that may be planned or that occur during the year. As set forth in the Audit Committee’s charter, in determining whether to approve or ratify a related party transaction, the Audit Committee considers all the relevant facts and circumstances available, including (if applicable): (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the related party is a director, an immediate family member of a director, or an entity of which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company’s Code of Conduct.

The Company has entered into indemnification agreements with the members of its Board. Under these agreements, the Company is obligated to indemnify its Directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments and settlement amounts incurred by them in any action or proceeding arising out of their services as a Director. The Company believes that these agreements are helpful in attracting and retaining qualified Directors. The Company’s Restated Certificate of Incorporation, as amended, and the bylaws also provide for indemnification of the Company’s officers and Directors to the fullest extent permitted by the Delaware General Corporation Law.

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DIRECTOR COMPENSATION

The Nominating/Corporate Governance Committee is responsible for reviewing and awarding compensation to the non-employee Directors and has retained Meridian Compensation Partners, LLC, an independent compensation consultant, to assist in fulfilling that responsibility. The Nominating/Corporate Governance Committee sets the levels and forms of non-employee Director compensation based on its experience, review of the compensation paid to directors of comparable publicly traded companies, and Meridian’s advice.

We offer a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board.

In January 2022, Meridian conducted a review of director compensation, including compensation paid to directors of the Company’s executive compensation peer group as well as compensation paid to directors of similarly sized general industry companies. Following this review, the Nominating/Corporate Governance Committee increased the member annual retainer from $80,000 to $85,000, the lead independent director annual retainer from $25,000 to $30,000, the Compensation Committee Chair annual retainer from $15,000 to $20,000 and the Nominating/Corporate Governance Committee Chair annual retainer from $10,000 to $15,000. The increases were made based on a review of the 50th percentile of our peer group and similarly sized general industry companies.

The Nominating/Corporate Governance Committee moved the timing of its next annual review of Director compensation from January to October. Meridian conducted an updated study in October 2022, and no further changes were made to the program for 2023.

Cash Compensation

The following table shows the standard cash compensation for non-employee Directors for 2022. Retainers are cumulative, meaning that each non-employee Director receives a “Member Retainer” plus the appropriate retainer fee for any other positions held.

Annual Retainers (Paid in Monthly Installments)
Members	$85,000
Lead Independent Director	30,000
Audit Committee Chair	25,000
Compensation Committee Chair	20,000
Nominating/Corporate Governance Committee Chair	15,000

Actual cash compensation paid to Directors in 2022 is reflected in the “2022 Director Compensation Table.”

Equity-Based Awards

The target equity grant value for non-employee Directors in 2022 was increased from $110,000 to $125,000 based on a review of the 50th percentile of our peer group and similarly sized general industry companies. Awards were made in the form of restricted stock units (“RSUs”) in an amount determined by dividing the target grant value by the closing price of ArcBest Common Stock on the date of grant and rounding to the nearest hundred shares. Equity grants for the non-employee Directors typically are approved during the Board’s second-quarter meeting with an effective grant date that is five business days following the Company’s quarterly earnings release, unless a different date is approved by the Board.

RSU awards granted to non-employee Directors vest one year from the date of grant. All of the RSU awards are subject to accelerated vesting in the event of a Director’s death or disability or a change in control of the Company. Accelerated vesting for RSUs also occurs when a Director attains normal retirement eligibility (i.e., age 65 with five years of service as a Director). Ms. McElligott and Dr. Philip are currently eligible for normal retirement. A Director who attains early retirement eligibility (i.e., three years of service as a Director) is eligible for accelerated vesting of a pro rata number of shares based on the number of whole months since the award date. Ms. Stipp and Messrs. Conrado, Eliasson, Hogan and Spinner are currently eligible for early retirement.

Vested RSU awards are paid in shares of ArcBest Common Stock on the earlier to occur of the normal vesting date applicable to the award or the Director’s termination of service with the Company unless payment is deferred by the Director under the provisions of the Ownership Incentive Plan.

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Miscellaneous Compensation Items

We typically provide transportation for Directors to attend Board meetings, pay for their hotel stays, and provide meals. Upon request, we may reimburse some or all of the cost of an educational conference and related travel.

Stock Ownership Policy for Non-Employee Directors

The Nominating/Corporate Governance Committee believes that the Directors should maintain a level of equity holdings in the Company that will further align their interests with those of the Company’s stockholders. The Board adopted a Stock Ownership Policy requiring Directors to own a minimum value of stock in the Company. For 2022, Directors were required to own shares with a total value equal to five times their total annual retainers. Directors are not permitted to sell any shares of Company stock (except to pay the taxes generated as a result of the vesting of equity grants) until they satisfy the stock ownership requirement, and then may only sell the shares that exceed the stock ownership requirement. RSUs (including unvested RSUs and RSUs that have vested but are deferred or subject to transfer restrictions) and stock owned outright count toward the stock ownership requirements.

The Nominating/Corporate Governance Committee reviews ownership levels annually. As of the review completed in 2022, all of the Directors have met their ownership requirements.

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2022 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2022.

Name(1)	Fees Earned or Paid in Cash	Stock Awards (2, 3)		All Other Compensation	Total
Eduardo F. Conrado(5)	$100,000	$126,848		$-	$226,848
Fredrik J. Eliasson	85,000	126,848		-	211,848
Stephen E. Gorman(4)	68,320	126,848	(6)	-	195,168
Michael P. Hogan	85,000	126,848		-	211,848
Kathleen D. McElligott(5)	105,000	126,848		-	231,848
Craig E. Philip	85,000	126,848		-	211,848
Steven L. Spinner(4)	92,500	126,848		-	219,348
Janice E. Stipp(5)	110,000	126,848		-	236,848
(1)

Judy R. McReynolds, the Chairman, President and Chief Executive Officer of the Company, is not included in this table since she is an employee of the Company and thus received no compensation for her service as a Director. The compensation received by Ms. McReynolds as an officer of the Company is shown in the Summary Compensation Table on page 42.

(2)

Reflects the aggregate grant date fair value of RSU awards made during 2022, computed using the grant date fair value ($79.28 per share), in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) determined without regard to estimated forfeitures and adjusted for present value of dividends (to reflect that dividend equivalents are not paid with respect to unvested RSU awards). All non-employee Directors received an award of 1,600 RSUs under the Ownership Incentive Plan on May 6, 2022 (computed using a stated annual value of $125,000 and the grant date closing stock price of $79.75 per share). No dividends or dividend equivalents are paid to non-employee Directors on RSUs, except for RSUs that vest but are deferred by the Director under the terms of the plan. See Note L to the consolidated financial statements in the Company’s 2022 Annual Report for additional detail on share-based compensation.

(3)

As of December 31, 2022, each non-employee Director had the following aggregate number of RSUs outstanding, although only the value of the 2022 RSU award is provided in the Stock Awards column, above.

Name	Vested but Subject to Transfer Restrictions(i)	Unvested	Total RSUs Outstanding
Eduardo F. Conrado	18,833	667	19,500
Fredrik J. Eliasson	2,233	667	2,900
Stephen E. Gorman	-	-	-
Michael P. Hogan	7,133	667	7,800
Kathleen D. McElligott	8,300	-	8,300
Craig E. Philip	1,600	-	1,600
Steven L. Spinner	933	667	1,600
Janice E. Stipp	933	667	1,600
(i) The balance in the Vested but Subject to Transfer Restrictions column includes shares deferred under the terms of the equity plan.
(4)

Lead Independent Directors during 2022: Mr. Gorman and Mr. Spinner. Following Mr. Gorman’s resignation from the Board in August, Mr. Spinner was appointed as Lead Independent Director in October. Accordingly, their fees were prorated to reflect their terms during the year as Lead Independent Director.

(5)

Committee Chairpersons during 2022: Ms. Stipp, Audit Committee and Qualified Legal Compliance Committee; Ms. McElligott, Compensation Committee; and Mr. Conrado, Nominating/Corporate Governance Committee.

(6)

As a result of Mr. Gorman’s departure from the Board in August 2022, his stock award was settled in September under the terms of the Ownership Incentive Plan.

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EXECUTIVE OFFICERS OF THE COMPANY

We would like to introduce the current executive officers of the Company and its subsidiary, ABF Freight System, Inc. There are no family relationships among Directors and executive officers of the Company or its subsidiaries.

JUDY R. MCREYNOLDS, age 60, is Chairman, President and Chief Executive Officer and a Director of the Company. Her full biography appears above under “Directors of the Company.”

DENNIS L. ANDERSON II, age 42, has been Chief Customer Officer since April 2020 and was Chief Customer Experience Officer from January 2017 through March 2020. Mr. Anderson was Vice President — Strategy from February 2014 through December 2016. Prior to that, Mr. Anderson served as Director of Strategy from June 2011 through January 2014. For ABF Freight, Mr. Anderson was Senior Pricing Analyst for three years and Manager of Pricing after that. He holds a bachelor’s degree in industrial engineering from the University of Arkansas.

DAVID R. COBB, age 57, has been Chief Financial Officer since January 2015. He previously served as Vice President and Controller for over eight years, and Chief Accounting Officer for four years. Before joining the Company, Mr. Cobb was employed by Smith International, Inc., a publicly traded international oilfield service company acquired by Schlumberger Limited, as Vice President and Controller for four years; by Kent Electronics Corporation, a publicly traded specialty electronics distributor and network integrator, for six years; and by Price Waterhouse, a predecessor of PricewaterhouseCoopers LLP, for seven years. Mr. Cobb is a Certified Public Accountant. Mr. Cobb holds a bachelor’s degree in accounting from Abilene Christian University.

ERIN K. GATTIS, age 49, has been Chief Human Resources Officer since July 2016. She previously served as Vice President — Human Resources from October 2011 through June 2016, Chief of Staff from January 2010 through September 2011, and Manager of Retirement Services & Executive Compensation from August 2006 through December 2009. She joined the Company in 1999 and between 1999 and 2006 worked for both the Company and ABF Freight as a Retirement Specialist, Benefits Analyst, Supervisor of Executive Compensation and Manager of Executive Compensation. She holds a bachelor’s degree in economics and finance from Arkansas Tech University. Ms. Gattis has a Senior Professional in Human Resources (SPHR) and SHRM–SCP certification.

MICHAEL R. JOHNS, age 64, has been Chief Legal Officer and Corporate Secretary since January 2023, a title he assumed after serving as Vice President — General Counsel and Corporate Secretary from April 2007 to December 2022. For sixteen years before joining the Company, he was a partner in the law firm of Dover Dixon Horne PLLC in Little Rock, Arkansas. Mr. Johns was a practicing attorney in two other Little Rock law firms for seven years, including Rose Law Firm, prior to 1991. He is a member of the American Bar Association, Sebastian County Bar Association, and Arkansas Society of Certified Public Accountants. He is a Certified Public Accountant and holds a bachelor’s degree from the University of Arkansas and a law degree from Southern Methodist University.

STEVEN LEONARD, age 48, has been Chief Sales and Customer Engagement Officer for the Company since April 2020. Mr. Leonard previously served as Vice President — Customer Solutions from January 2017 through March 2020. He previously served as Vice President — Global Forwarding for the Company’s subsidiary, Panther Premium Logistics®, from November 2014 through December 2016. Mr. Leonard joined the Company in 2001 as a quotation analyst for ArcBest brand U-Pack®, and has held positions that include Manager of Quotation Services, Manager of TimeKeeper Pricing, Director of Strategic Planning, and Divisional Vice President. He holds a bachelor’s degree in business administration from the University of Arkansas.

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DANIEL E. LOE, age 48, has been Chief Yield Officer since January 2017, and President, Asset-Light Logistics since September 2020. Mr. Loe previously served as Vice President — Enterprise Customer Solutions from May 2014 through December 2016. From 2010 through April 2014, Mr. Loe served as Vice President — Yield Management for ABF Freight. He previously served ABF Freight as Director of Marketing & Public Relations for six years, and Senior Pricing Analyst for four years. Mr. Loe joined the Company in 1997, working as an analyst in the Pricing Department. He holds a bachelor’s degree in industrial engineering from the University of Arkansas.

MICHAEL E. NEWCITY, age 53, has been Senior Vice President — Chief Innovation Officer for the Company, and President of the Company’s subsidiary ArcBest Technologies, Inc., since January 2015. He previously served the Company as Chief Financial Officer and Chief Information Officer from August 2013 through December 2014, Vice President — Chief Financial Officer from June 2010 through July 2013, and Director — Economic Analysis from November 2007 through May 2010. Prior to that he served as Director — E-Systems & Emerging Technologies for ABF Freight for two years, and in several managerial positions with ABF Freight that spanned marketing, information technology and business development for over five years. He began his career with the Company in 1993 at its subsidiary, ArcBest Technologies, Inc., leading e-commerce development initiatives for six years. Mr. Newcity holds a bachelor’s degree in computer information systems from the University of Arkansas and a master’s degree from the Walton College at the University of Arkansas.

SETH RUNSER, age 38, has been President of ABF Freight since July 2021. He previously served the Company as ABF Vice President — Linehaul Operations from August 2019 to February 2021 and as Chief Operating Officer from February through June 2021. Prior to that he served as Regional Vice President — Operations from March 2016 to July 2019. Mr. Runser joined the company in 2007, as a management trainee and served in various roles including operations supervisor, regional training specialist and service center manager prior to his promotion to Regional Vice President — Operations in 2016. Mr. Runser is an Arkansas Trucking Association board member and holds a bachelor’s degree in marketing from Kent State University.

JASON PARKS, age 43, has been Vice President — Controller and Chief Accounting Officer since March 2023. Prior to assuming his current role, Mr. Parks served as Assistant Corporate Controller beginning in June 2018. He joined the Company in 2014 as Senior Manager — Corporate Accounting. Prior to joining the Company, Mr. Parks was employed for nine years with Ernst & Young, LLP. He holds a bachelor’s degree in accounting from the University of Arkansas-Fort Smith and is a licensed CPA in the state of Arkansas.

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EXECUTIVE COMPENSATION

TABLE OF CONTENTS

COMPENSATION DISCUSSION & ANALYSIS	28
Executive Summary	29
Overview of our Compensation Program	30
Key Compensation Governance Policies	30
Compensation Philosophy and Objectives	30
2022 At Risk vs. Fixed Compensation	31
Response to 2022 Say on Pay Vote	31
Roles and Responsibilities in Determining Executive Compensation	31
Determining Appropriate Pay Levels	32
Components of Compensation	33
Compensation Risk Assessment	38
Other Compensation Policies	38
Employment Agreements and Change in Control Provisions	40
Tax Considerations	40

Compensation Discussion & Analysis

This Compensation Discussion & Analysis (“CD&A”) describes our executive compensation programs and the compensation decisions made during the year regarding our Named Executive Officers. The Board’s Compensation Committee (the “Compensation Committee” or “Committee”) determines compensation and reviews, approves, and oversees the administration of plans and programs for our Named Executive Officers. This discussion should be read in conjunction with the compensation tables and narrative disclosures that begin on page 42.

The Named Executive Officers for 2022 were:

JUDY R. MCREYNOLDS	DAVID R. COBB	MICHAEL E. NEWCITY	SETH RUNSER	DANIEL E. LOE	DENNIS L. ANDERSON II
ArcBest Chairman, President and Chief Executive Officer	ArcBest Chief Financial Officer	ArcBest Senior Vice President — Chief Innovation Officer and ArcBest Technologies President	ABF Freight President	Chief Yield Officer and President — Asset-Light Logistics	Chief Customer Officer

Due to the minimal differences in compensation between Messrs. Loe and Anderson, the Company determined to voluntarily include both officers as named executive officers.

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Executive Summary

Company Performance

The table below summarizes our key 2022 and 2021 financial results.

Supply chain challenges continued in 2022, but we remained dedicated to and focused on our customers. Throughout the pandemic, our team navigated enormous amounts of change and pressures in the market to deliver for our customers and drive our business forward. With a spirit of innovation, we continuously analyze emerging technologies and collaborate with partners to actively support our customers’ success. Our rich history of delivering innovative solutions that make it easier for customers to do business is central to our ongoing strategy. Providing best-in-class customer experience and leading-edge solutions would not be possible without our people, who are at the heart of our success. The talent, character and hard work of our employees enabled us to turn challenges into opportunities and have another record-breaking year in 2022. Our laser focus on our customers, our people and technology has allowed us to provide long-term, sustainable value for our shareholders.

In 2022, we achieve our highest ever consolidated revenue at $5.3 billion for the year, an increase of 34% over 2021. We also achieved record net income and diluted earnings per share. Revenues of our Asset-Based segment reached $3 billion and revenues of our Asset-Light operations exceeded $2 billion for the first time in Company history. Our operating ratio, which is expressed as a percentage of revenues, was 92.5% — an improvement of 0.4 percentage points over our previous record operating results in 2021. Our revenue growth in 2022 reflects the acquired operations of MoLo, combined with strong customer demand and a solid market pricing environment. Our improved results also reflect revenue optimization initiatives, improvements in network efficiency and delivering integrated solutions to meet our customers’ needs in a changing freight market.

Executive Compensation Relative to Company Performance

Our executive compensation program provides a strong relationship between pay and Company performance. For example, the annual cash incentive for 2022 was based on operating income (adjusted) (“Adjusted Operating Income”) and Return on Capital Employed (adjusted) (“Adjusted ROCE”). As outlined further in “Annual Cash Incentive Compensation” on the following pages, Adjusted Operating Income and Adjusted ROCE both exceeded the maximum performance amounts in 2022, resulting in a maximum payout of 250% of the target incentive opportunity and an increase in total cash compensation for our Named Executive Officers in 2022 compared to 2021.

Our performance over the long term also reflects the strong pay-for-performance structure of our incentive compensation program for our executives. The 2020-2022 cash long-term incentive compensation plan (“C-LTIP”) was based on Total Shareholder Return (“TSR”) compared to our peer group and pre-established Adjusted ROCE goals. Actual Company performance generated a maximum payout of 250% of the target incentive opportunity under the 2020-2022 plan, as outlined further below in “Long-Term Incentive Compensation.” The RSU awards granted in 2017 (the “2017 RSU awards”) and in 2018 (the “2018 RSU awards”) fully vested and settled on May 12, 2022, and August 1, 2022, respectively. The vesting parameters for these awards are described in our Proxy Statements for the 2018 and 2019 Annual Meetings of Stockholders filed with the SEC on March 22, 2018, and March 8, 2019, respectively.

For more information regarding our pay-for-performance philosophy, we encourage you to review the remainder of our CD&A, including the section titled “Compensation Philosophy and Objectives,” as well as our new “Pay Versus Performance” table on page 57, which we are providing as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K.

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Overview of our Compensation Program

The primary elements of direct compensation awarded to the Named Executive Officers are shown below.

	Compensation Element	How Paid	Features	For More Information
FIXED	Base salary	Cash

Reviewed annually and reflects executive’s experience, the scope and complexity of the executive’s position, current objectives and responsibilities, internal equity, the executive’s performance, retention needs, and market factors

Page 33
AT RISK (variable)	Annual incentive (AIP)	Cash	Based on annual goals for Adjusted Operating Income and Adjusted ROCE, weighted equally	Page 34
AT RISK (variable)	Long-term incentive	C-LTIP (50% of target)	Based on three-year goals for Adjusted ROCE and relative TSR, weighted equally	Page 36
		Time-vested RSUs (50% of target)	Vest pro-rata over three years following grant date	Page 37

Key Compensation Governance Policies

The Compensation Committee continually reviews the Company’s executive compensation program to ensure our practices promote stockholders’ best interests. Some of our key policies are summarized below.

What We Do:	What We Don’t Do:
We tie pay to performance. The majority of executive pay is at risk.	NO tax gross-up payments for any amounts considered excess parachute payments.
We use three-year ratable vesting for our restricted stock units to encourage retention and a long-term perspective.	NO single-trigger payments upon a change in control.
Named Executive Officers and Directors are subject to significant stock ownership requirements.	NO excessive perquisites.
Half (50%) of the long-term incentive value granted to Named Executive Officers is contingent on the Company’s performance over a 3-year period.	NO hedging or pledging of Company stock.
We have caps on both the annual incentive and long-term incentive payouts.	NO employment agreements with our Named Executive Officers.
We have a robust clawback policy.	NO re-pricing of stock options without stockholder approval.
We conduct annual risk assessments of our compensation plans.	NO guaranteed bonuses.
We have an independent Compensation Committee.
The Compensation Committee has an independent compensation consultant.
We benchmark our compensation practices to peers with which we compete for talent.

Compensation Philosophy and Objectives

The primary objectives of the Company’s executive compensation program are to:

■

attract and retain highly qualified executives;

■

motivate the Company’s leaders to work together as a team to deliver superior business performance;

■

encourage balance between short-term results and the long-term strategic decisions needed to ensure sustained business performance over time; and

■

ensure that the interests and risk tolerance of the Company’s leaders are closely aligned with those of our stockholders.

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As discussed in the sections that follow, we use a variety of compensation vehicles to reflect this compensation philosophy and meet the Company’s objectives. The Compensation Committee does not prescribe a targeted allocation for the various compensation components. Both internal and external influences on our compensation program fluctuate periodically, and we believe it is in the best interest of the Company, our stockholders, and the Named Executive Officers for the Committee to have the flexibility to design a compensation program appropriate to the current market environment and the Company’s goals.

Our compensation program is designed to retain and secure the continued leadership of our existing managerial talent as well as to attract future leaders for the Company. Each Named Executive Officer is a long-term employee of the Company, with tenures ranging from 15 to 29 years, resulting in a management team that is very knowledgeable about the Company and the transportation industry. This experience is extremely valuable, and our executives can be targets for recruitment by other companies, especially in the transportation and logistics industry. Other factors we consider when determining executive compensation include scope and complexity of the position, current objectives and responsibilities, internal equity, relative compensation within the peer group, and the executive’s performance.

2022 At Risk vs. Fixed Compensation

One of the primary considerations in implementing our compensation philosophy and objectives is striking the proper balance between fixed and at-risk (variable) compensation. Fixed compensation ensures that an executive receives a minimum level of pay irrespective of Company performance, which is important for retention and risk reduction. Variable compensation ties the executive’s compensation to Company performance, aligning the executive’s interests with those of the Company’s stockholders. The following charts show the significant portion of the Named Executive Officers’ 2022 target compensation that was at risk and based on either reaching certain performance goals or the value of the Company’s Common Stock.

Response to 2022 Say on Pay Vote

In 2022, the Company held its twelfth annual stockholder advisory vote on the compensation paid to our Named Executive Officers, earning approximately 97% support. The Committee considered this strong support by stockholders as well as many other factors in evaluating the Company’s executive compensation programs. These factors include the alignment of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of data from a select group of peers. Based on these considerations, the Committee did not make any changes to our executive compensation program, policies or pay levels as a result of the 2022 say on pay advisory vote. The Committee and Company value feedback from our stockholders, and we will continue to consider this feedback when evaluating decisions regarding our executive compensation programs in the future.

Roles and Responsibilities in Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing and approving compensation levels and incentive plans for the Named Executive Officers. The Compensation Committee has determined and reviewed the value and forms of compensation for Named Executive Officers and other officers based on Committee members’ knowledge and experience, competitive market compensation information, periodic review and analysis from an independent compensation consultant, and management recommendations. The Committee approves salary levels, incentive plan performance metrics, performance goals, payout

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opportunities, equity award levels and terms, and the peer group used for market benchmarking. The Committee also evaluates the need for, and the provisions of, severance arrangements for the Named Executive Officers; reviews risks associated with compensation plans; and administers the Company’s clawback policy.

Role of the Independent Compensation Consultant

The Compensation Committee directly engages Meridian Compensation Partners, LLC as its independent executive compensation consultant. Meridian provided ongoing consulting assistance to the Compensation Committee throughout the year on areas such as compensation design, proxy disclosure, market trends, technical considerations and other matters. In particular, Meridian assisted the Committee by evaluating the Company’s compensation programs and award levels, participated in Committee meetings when requested, and reviewed Committee materials.

Other than executive and director compensation consulting to the Board, the Compensation Committee and the Nominating/Corporate Governance Committee, Meridian does not provide any other services to the Company. The Compensation Committee has the final authority to hire and terminate the independent compensation consultant and evaluates the consultant periodically. The Chair of the Compensation Committee approves the fees paid to the consultant. The Compensation Committee has assessed the independence of Meridian under SEC rules and concluded that Meridian’s work for the Board, the Compensation Committee and the Nominating/Corporate Governance Committee does not raise any conflict of interest.

The Company has retained Mercer LLC to provide additional consulting services at the request of management and to assist with management’s recommendations for selecting our peer group and executive compensation. Mercer assists management with market analysis, plan design, proxy disclosure review and review of corporate governance practices. The Company has assessed the independence of Mercer under SEC rules and concluded that Mercer’s work for management does not raise any conflict of interest. At the Company’s request, Mercer conducted a compensation review for Named Executive Officers in July 2021. This study helped inform compensation decisions for 2022.

Role of Management

The Company’s Chairman, President and Chief Executive Officer, Chief Legal Officer and Corporate Secretary, and Chief Human Resources Officer are routinely invited to attend Committee meetings to provide analysis and recommendations on compensation issues and other matters the Committee is considering. At certain meetings, Ms. McReynolds presents pay recommendations for her direct reports. Ms. McReynolds does not make recommendations regarding her own compensation. No executive participates in discussions concerning his or her own pay or attends Committee executive sessions, except to the extent requested by the Committee.

Management formulates its recommendations with assistance from Mercer. The Committee considers management recommendations and discusses proposals with Meridian before making decisions on compensation awarded to the executives. The Committee believes these discussions provide valuable insight, but the Committee is solely responsible for approving all pay decisions for the Named Executive Officers.

The Compensation Committee delegates to management the implementation and record-keeping functions related to the various elements of compensation it has approved, to the extent permissible. The Committee may not and does not delegate its authority to review and determine the form or value of compensation for Named Executive Officers.

Determining Appropriate Pay Levels

Total direct compensation for the Named Executive Officers is divided into two general categories: short-term cash compensation and long-term incentive compensation.

Although the Committee also reviews retirement, perquisites, and other benefits such as the 401(k) plan and health and welfare benefits, these benefits are not referenced against market data or used in determining direct compensation levels. For more information, see “Retirement and Other Benefits” and “Perquisites” in this CD&A.

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Peer Group

The Committee compares the Company’s compensation levels with the compensation of executives at similar entities in our industry to determine whether our compensation is competitive. The peer group is also used to gauge the Company’s performance for relative TSR in the C-LTIP.

The peer group includes the companies with which we compete in the transportation and logistics industry and for executive talent. Each year, with input from Meridian, the Committee reviews our current peer group using criteria such as market capitalization and revenues. Management also makes recommendations for our peer group, with input from Mercer.

Our peer group for market compensation benchmarking for 2022 is listed in the table below. Our peer group is identical to our prior peer group from 2021 other than the removal of Echo Global Logistics, Inc. (which underwent a go-private transaction) and the addition of TFI International Inc. following its acquisition of UPS Freight in April 2021.

Company Name	Revenue in 2022 ($ millions)
ArcBest Corporation	5,324
Covenant Logistics Group, Inc.	1,217
Forward Air Corporation	1,973
Hub Group, Inc.	5,340
J.B. Hunt Transport Services, Inc.	14,814
Knight-Swift Transportation Holdings, Inc.	7,429
Landstar System, Inc.	7,437
Old Dominion Freight Line, Inc.	6,260
Saia, Inc.	2,792
Schneider National, Inc.	6,604
TFI International Inc.	8,813
US Xpress Enterprises, Inc.	2,161
Werner Enterprises, Inc.	3,290
Yellow Corporation (f/k/a YRC Worldwide Inc.)	5,245

Peer Group and Industry Comparisons

Target total compensation and each pay component are designed to approximate the 50th percentile of the peer group, with actual pay outcomes that vary based on company performance. Although the Committee considers these market benchmarks, compensation for a given executive may further vary from market based on the executive’s experience, the scope and complexity of the executive’s position, the executive’s current objectives and responsibilities, internal equity, the executive’s performance, and retention needs.

In setting performance goals for the incentive plans, the Committee references the historical long-term ROCE of the S&P 500 companies. We believe the S&P 500 is an appropriate performance benchmark because it is a broad-based group of U.S. companies in leading industries and reflects the risk and return characteristics of the broader market on an ongoing basis. While the S&P 500 primarily includes companies that are larger than the Company, the performance of these companies reflects stable, well-managed organizations. The Committee believes that performance at or above the level of the S&P 500 companies is acceptable performance and worthy of performance-based incentive payments. In addition, for long-term incentives, the Company uses TSR relative to our industry peer group to more directly align the long-term cash incentive plan with shareholder value creation.

Components of Compensation

Base Salary

Base salary is a fixed component of compensation paid for performing specific job duties and functions. Base salary is an important component of compensation and is crucial to our ability to attract and retain key talent. The Compensation Committee reviews base salaries for Named Executive Officers annually, considering the following:

■

the Company’s compensation philosophy and objectives, including consideration of the executive’s experience, the scope and complexity of the executive’s position, the executive’s current objectives and responsibilities, internal equity, the executive’s performance, and retention needs;

■

market analysis;

■

input from the Committee’s independent compensation consultant;

■

economic and inflationary factors;

■

the Company’s recent and historical financial performance;

■

the Company’s strategic plans;

■

the Company’s resources; and

■

the Chairman, President and Chief Executive Officer’s recommendations (regarding executives other than herself).

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The Committee does not assign a specific weighting to any of these factors. In considering any increase in base salary, the Committee takes into account the effect such an increase would have on the Named Executive Officer’s potential annual incentive, because compensation under those awards is calculated based on a percentage of the individual’s base salary.

Based on the Committee’s annual review and the strong performance of the Named Executive Officer team, the Committee increased base salary levels to generally reflect the 50th percentile of the peer group effective January 1, 2022. The following chart sets forth the base salaries for each Named Executive Officer for 2021 and 2022.

	Base Salary at December 31, 2021	Base Salary at December 31, 2022
Judy R. McReynolds	$ 824,000	$ 848,720
David R. Cobb	475,000	489,250
Michael E. Newcity	403,297	415,396
Seth Runser(1)	382,133	437,750
Daniel E. Loe	401,700	413,751
Dennis L. Anderson II	401,700	413,751
(1) Mr. Runser became ABF Freight President in July 2021. His salary in 2021 is reflective of a mid-year role change.

Annual Cash Incentive Compensation

PERFORMANCE METRICS

The annual cash incentive for 2022 was based on the Company’s ROCE (adjusted) and operating income (adjusted). As in prior years, the two performance metrics were equally weighted.

Operating income (adjusted) is generally determined based on the operating income shown by the Company’s consolidated financial statements, adjusted for nonrecurring or unusual items and other items set forth in the ArcBest Corporation Executive Officer Incentive Compensation Plan. The use of operating income reinforces the Company’s emphasis on profitable growth.

ROCE (adjusted) is generally calculated by dividing net income by average adjusted debt plus average equity for the applicable period (with net income, debt and equity adjusted for nonrecurring or unusual items and other items set forth in the ArcBest Corporation Executive Officer Incentive Compensation Plan). As discussed earlier, our ROCE goal is based on the historical average ROCE of the S&P 500 companies over longer periods of time. The Committee and management believe that ROCE keeps participants focused on the profitable use of Company resources, which increases the value of the Company to its stockholders. We use a historical average ROCE of the S&P 500, typically over a period of at least ten years, so the performance target does not reflect short-term market volatility.

TARGET AWARDS

Each Named Executive Officer’s target annual incentive opportunity is expressed as a percentage of base salary. The following table shows the incentive targets for 2022.

Annual Target Incentive (% of Base Salary)
Judy R. McReynolds	100%
David R. Cobb	75%
Michael E. Newcity	65%
Seth Runser	70%
Daniel E. Loe	65%
Dennis L. Anderson II	65%

The annual incentive opportunities (as a percentage of base salary) for the named executive officers were unchanged from 2021. The maximum total payout potential is 250% of the target incentive, assuming Company performance is at or above the maximum goal levels for operating income and ROCE.

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PERFORMANCE GOALS

The following tables show the goals and associated payouts for the two performance metrics utilized for the 2022 annual incentive.

PERFORMANCE RESULTS

Actual operating income achieved for 2022 as measured under the annual plan was $514.4 million, greater than the maximum performance amount, resulting in a payout of 200% for the operating income portion of the annual incentive. ROCE for the year was 39.9%, greater than the maximum performance amount, resulting in a payout of 300% for the ROCE portion of the annual incentive. Combining the two payouts, weighted 50% each, produced a maximum total payout of 250% of the target incentive opportunity. Actual payouts for 2022 performance are shown below:

	2022 Target Annual Incentive Opportunity	2022 Actual Annual Incentive Plan Payout
Judy R. McReynolds	$ 848,720	$ 2,121,800
David R. Cobb	366,938	917,344
Michael E. Newcity	270,007	675,018
Seth Runser	306,425	766,062
Daniel E. Loe	268,938	672,345
Dennis L. Anderson II	268,938	672,345

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Long-Term Incentive Compensation

TARGET AWARDS

Our long-term compensation target incentive opportunity consists of two components: (i) a three-year cash incentive opportunity (“C-LTIP”), and (ii) a time-vested RSU award. The following table shows the targets for long-term incentive compensation opportunities awarded in 2022 for the 2022-2024 C-LTIP and the 2022 RSU award.

	Total Long-Term Compensation Target Incentive Opportunity (Fixed Dollar Amount)	2022-2024 C-LTIP Target Value	2022 RSU Grant Value
Judy R. McReynolds	$ 2,500,000	$ 1,250,000	$ 1,250,000
David R. Cobb	800,000	400,000	400,000
Michael E. Newcity	540,000	270,000	270,000
Seth Runser	650,000	325,000	325,000
Daniel E. Loe	550,000	275,000	275,000
Dennis L. Anderson II	550,000	275,000	275,000

The value of the long-term target incentive opportunity established for each Named Executive Officer was based, in large part, on the respective officers’ positions within the Company. Because half of the target award is delivered in the form of RSUs, the Committee also considers the number of shares available for grant, the number of previously granted awards currently outstanding, the burn rate, and potential shareholder dilution.

LONG-TERM CASH INCENTIVE COMPENSATION

The Committee has awarded long-term cash incentive opportunities since 2006. We have observed that these awards, which are exclusively performance-based, appropriately reward management and drive performance with respect to the Company’s key financial metrics. The three-year performance cycle encourages a long-term perspective, while the payout being driven by relative TSR and three-year average ROCE (adjusted) incentivizes sustainable value creation relative to our peers along with profitability and capital efficiency. Using cash-based awards also mitigates the dilutive effect of solely offering long-term equity compensation. In February 2022, the Committee granted a three-year cash incentive award for the performance period from January 1, 2022, through December 31, 2024, using the same two metrics we have used in recent years: three-year average ROCE (adjusted) and relative TSR, each weighted 50%.

Relative TSR rewards participants when the Company outperforms our peer group and directly aligns executives’ interests with shareholder value creation relative to our peers. The payout for the relative TSR component is based on the percentile rank of the Compounded Annual Growth Rate (“CAGR”) of our TSR relative to our peer group over the three-year measurement period. For these purposes, we calculate TSR as the annualized rate of return reflecting price appreciation between the beginning 60-day average share price (ending December 31 of the year immediately prior to the beginning of the measurement period) and the ending 60-day average share price (ending December 31 of the final year of the measurement period), adjusted for dividends paid and the compounding effect of reinvested dividends. CAGR converts the total return into a value that indicates what the return was on an annual basis for the three-year period. For information on the performance peer group for the relative TSR component of the 2022-2024 cash long-term incentive plan, refer to page 33.

ROCE for the three-year performance period measures the efficient use of corporate assets to create profitable growth and aligns executives’ interest with our profitability and appropriate employment of capital.

For the ROCE component, the three-year average goal is based on historical averages for S&P 500 companies over longer periods of time, as discussed on page 34. ROCE is generally calculated by dividing net income by average adjusted debt plus average equity for the applicable period (with net income, debt and equity adjusted for nonrecurring or unusual items and other items set forth in the ArcBest Corporation Executive Officer Incentive Compensation Plan).

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The tables below show the goals and associated payouts for the two performance metrics utilized for the 2022-2024 C-LTIP. Payments for the 2022-2024 C-LTIP, if any, will be made in early 2025. The maximum total payout potential is 250% of the target incentive, assuming Company performance is at or above the maximum goal levels for operating income and ROCE.

Relative TSR	Payout Earned for Relative TSR (% of target earned)*
< 25th percentile	0%
25th percentile (threshold)	25%
50th percentile	100%
≥75th percentile	200%
ROCE % Achieved	Payout Earned for ROCE (% of target earned)*
<8%	0%
8% (threshold)	50%
13%	100%
≥18%	300%

*

The payout earned for performance at levels between those indicated is calculated using straight-line interpolation, except there is no payout for performance below the threshold level.

LONG-TERM EQUITY INCENTIVE COMPENSATION

The Company grants RSU awards to help align the executives’ interests with those of our stockholders. In 2022, Named Executive Officers were granted time-vested RSUs as shown in the table below.

Named Executive Officer	RSU Target Grant Value	RSUs Granted in 2022*
Judy R. McReynolds	$ 1,250,000	15,700
David R. Cobb	400,000	5,000
Michael E. Newcity	270,000	3,400
Seth Runser	325,000	4,100
Daniel E. Loe	275,000	3,400
Dennis L. Anderson II	275,000	3,400
*

The number of RSUs granted is based on the target award value established by the Committee divided by the closing stock price of the Company’s Common Stock on the date of grant and rounded to the nearest 100 units.

The Committee believes the award of RSUs with time-based vesting makes it easier for the Named Executive Officers to accumulate an equity interest in the Company and comply with our Stock Ownership Policy and also helps to retain key talent. RSUs granted in 2022 are subject to three-year ratable vesting, with one-third of the awards vesting on each of the first, second and third anniversaries of the grant date. Stock will be issued in settlement of the RSUs on the vesting dates, or earlier if the Named Executive Officer experiences a qualifying termination of employment. No dividends or dividend equivalents are paid to Named Executive Officers on RSUs. See “Outstanding Equity Awards at 2022 Fiscal Year-End” for additional information regarding these awards.

C-LTIP Awards for the 2020-2022 Performance Period

The performance period for the 2020-2022 C-LTIP ended on December 31, 2022. The Company’s actual TSR percentile rank was 100th and three-year average ROCE (adjusted) was 26.7%, both above the maximum performance levels, resulting in an aggregate payout of 250% of the target incentive opportunity, as reflected in the table below. The individual incentive targets were calculated using base salary during the performance period. The original performance payout tables for the 2020-2022 awards can be found in our proxy statement for our 2021 Annual Meeting of Stockholders.

	2020-2022 Target C-LTIP Opportunity	2020-2022 Actual C-LTIP Payout
Judy R. McReynolds	$ 860,000	$ 2,150,000
David R. Cobb	325,000	812,500
Michael E. Newcity	265,000	662,500
Seth Runser(1)	170,000	425,000
Daniel E. Loe	210,000	525,000
Dennis L. Anderson II	210,000	525,000
(1)

Mr. Runser’s target C-LTIP opportunity for the 2020-2022 performance period is based on his role as Vice President — Linehaul Operations at the time of the award.

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Compensation Risk Assessment

Management has evaluated our compensation policies and practices, including our incentive plans, to determine whether any create risks that are reasonably likely to have a material adverse effect on the Company. The primary responsibility for this evaluation is assigned to the Company’s Risk Management Committee, which is made up of several members of senior management. Based on this evaluation, management concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Management’s evaluation, including the conclusions reached by the Risk Management Committee, was discussed with the Compensation Committee.

The information used by management and the Risk Management Committee and provided to the Compensation Committee included a framework of potential risk factors for certain compensation plans and identified how the Company’s existing processes and compensation programs mitigate those risks. Mitigating factors for potential risks included:

■

a combination of short- and long-term compensation;

■

a combination of equity- and cash-based compensation;

■

multiple performance metrics;

■

relative performance metrics;

■

robust financial control policies and audit practices;

■

caps for potential amounts earned under annual and long-term incentive plans;

■

a robust clawback policy;

■

a prohibition against hedging transactions or pledging of shares;

■

multi-year vesting periods for equity awards;

■

stock ownership requirements for executive officers;

■

retention of an independent compensation consultant to advise the Compensation Committee;

■

approval of performance criteria and performance results by the Compensation Committee, which consists of only independent Directors; and

■

review of peer groups by an independent compensation consultant and the Compensation Committee.

The most recent risk management evaluation was provided to the Compensation Committee in December 2022. Based on the information provided and the Compensation Committee’s knowledge of the Company’s compensation policies and practices, the Compensation Committee agreed with management’s conclusion that the risks arising from our compensation plans and practices are not reasonably likely to have a material adverse effect on the Company.

Other Compensation Policies

Ownership and Retention Policy

The Committee believes the Named Executive Officers should maintain meaningful equity holdings in the Company to align their interests with those of the Company’s other stockholders. The Board adopted a Stock Ownership Policy for Named Executive Officers that requires them to own stock with a value equal to or greater than an established multiple of their base salary, as shown in the table below.

Position Title	Stock Ownership Multiple
ArcBest Chairman, President and CEO	5 x base salary
Other Named Executive Officers	3 x base salary

Participants are prohibited from selling any Company stock (except to pay the taxes generated by an equity grant vesting) until the ownership requirement is attained. Stock owned in a Company-sponsored retirement plan, RSUs, and stock owned outright all count toward the ownership requirement. The Committee reviews ownership levels annually. As of the most recent review in April 2022, all Named Executive Officers have met or exceeded their ownership multiple requirement.

The Nominating/Corporate Governance Committee administers the Stock Ownership Policy and considers changes related to employees as recommended by the Committee. The Nominating/Corporate Governance Committee reserves the right to amend or terminate this policy at any time or waive the restrictions for any individual in its sole discretion.

Pursuant to the Ownership Incentive Plan, any shares issued in the future upon exercise of a stock option or stock appreciation right (should any be granted under the plan) may not be sold before the earlier of (i) twelve months following the date of exercise and (ii) the date of termination of the applicable employee’s employment.

Equity Award Practices

The Company’s policy for granting equity awards states:

■

the Compensation Committee is responsible for granting equity-based compensation for employees;

■

the Compensation Committee establishes a fixed dollar value for each grant recipient;

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■

the award dates for each grant are five business days following the Company’s applicable quarterly earnings release, unless a different date is approved by the Board;

■

the number of shares/units awarded will be based on the fixed dollar value established by the Compensation Committee divided by the closing price of the Company’s Common Stock on the specified award date and rounded to the nearest 100 shares, unless otherwise approved by the Board; and

■

any award that does not conform to these policy requirements must be approved by the Board.

CLAWBACKS

The Committee has implemented a policy for the “clawback” of any bonus or incentive compensation awarded to any executive officer, including a Named Executive Officer, under certain circumstances. Under the terms of the policy, the Committee may require reimbursement of any cash, equity or equity-based award or payment made under any incentive plan to an executive officer in the event of:

■

a material restatement of the Company’s financial statements due to non-compliance with any financial reporting requirement under applicable securities laws, regardless of the existence of misconduct or fault;

■

an overpayment as the result of an error, including errors in determination of performance metric results or in the calculation of an officer’s covered compensation; or

■

an Act of Misconduct (as such term is defined in the clawback policy) by the officer.

ANTI-HEDGING AND PLEDGING POLICIES

All Company officers, including Named Executive Officers, and certain other employees, as well as non-employee Directors, are subject to the Insider Trading Policy, which prohibits certain transactions in the Company’s securities, including the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities. The Insider Trading Policy also prohibits monetization transactions, such as forward sale contracts (in which a stockholder continues to own the underlying security without having all the risks or rewards of ownership, executes a short-sale of Company securities, or “sells against the box”—failing to deliver sold securities), as well as any other hedging or pledging transaction involving the Company’s securities. This policy does not include ArcBest stock options exercised in accordance with the terms of the Company’s equity plan. The Company does not have any outstanding stock option awards.

Retirement and Other Benefits

The Named Executive Officers are eligible to participate in retirement and benefit programs as described below. The Committee believes the benefits provided by these programs continue to be important factors in attracting and retaining the overall officer group, including the Named Executive Officers.

Prior to 2009, the Company provided Named Executive Officers with the predominant portion of their long-term compensation through post-employment payments under the Supplemental Benefit Plan (the “SBP”) and Deferred Salary Agreements (“DSA”) described on page 48. All benefits under these plans have been frozen, and officers now receive a significant portion of their long-term compensation through the long-term incentive cash and equity compensation previously described. Ms. McReynolds is the only Named Executive Officer with a frozen SBP or DSA benefit. The other Named Executive Officers were promoted or hired after the freeze and therefore are not participants in those plans.

Following are the various benefit programs in which the Named Executive Officers have either active or frozen participation.

ACTIVE PLANS
401(k) and DC Retirement Plan

The Company maintains the ArcBest 401(k) and DC Retirement Plan for eligible non-contractual employees. The Named Executive Officers can participate in this plan on the same basis as all other eligible employees. The Company matches 50% of each employee’s contributions up to a maximum of 6% of the employee’s eligible earnings subject to the Internal Revenue Service (“IRS”) annual compensation limit.

The Company also makes Discretionary Defined Contributions under the 401(k) and DC Retirement Plan, which are determined annually based on the Company’s operating results. The amount of the Discretionary Defined Contribution is based on a percentage of annual eligible compensation (as defined under the plan).

Health and Welfare Plans

The Company provides medical, dental, vision, life insurance and disability benefits to all eligible non-contractual employees. The Named Executive Officers can participate in these benefit plans on the same basis as all other eligible non-contractual employees.

Officer Life Insurance

Corporate officers and certain other subsidiary officers, including the Named Executive Officers, are provided with life insurance coverage of $1 million in the event they suffer accidental death while traveling on Company business.

Post-Employment Supplemental Medical Policy (“Executive Medical Policy”)

Corporate officers and certain other subsidiary officers, including the Named Executive Officers, and their eligible dependents have lifetime health coverage under the Company’s Executive Medical Policy following their termination of employment after age 55 with 10 years of service. The health coverage is provided through a fully insured third party-provided health plan. Eligible retired officers from age 55 to 60 pay a premium to the Company, equivalent to the then-current COBRA rate applicable to qualifying former employees. From age 60 to 65, a retired officer is required to reimburse the Company an amount equivalent to $250 per

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individual covered per month, up to a maximum of $500 per month. For retired officers age 65 and over, reduced premiums are charged by the Company for continued retiree coverage. Participation in this plan was frozen in 2017. All of our current Named Executive Officers are eligible participants.

The Executive Medical Policy provides that coverage will be forfeited if the officer becomes an employee, consultant or director of, or has an ownership interest in, any competitor of the Company.

FROZEN PLANS
Supplemental Benefit Plan

Prior to 2010, the Company maintained a noncontributory, unfunded supplemental pension benefit plan (“SBP”) that supplemented benefits under the Company’s legacy Pension Plan. Under the SBP, the Company paid sums in addition to amounts payable under the Pension Plan to eligible officers, including eligible Named Executive Officers. The SBP has been frozen since December 31, 2009. Ms. McReynolds has a frozen benefit under the SBP. See “2022 Pension Benefits” for more information.

Deferred Salary Agreements

The Company has unfunded, noncontributory DSAs with certain of their officers. No Named Executive Officers are active participants in a DSA, but Ms. McReynolds has a frozen benefit under a DSA. See “2022 Pension Benefits” for more information.

PERQUISITES

Perquisites provided by the Company are generally limited to situations where there is some related business benefit to the Company, such as personal travel cost associated with spousal attendance at Company or industry events. See the “Summary Compensation Table” for a listing of the reportable perquisites for the Named Executive Officers.

Employment Agreements and Change in Control Provisions

None of our Named Executive Officers is party to an employment agreement with the Company. However, the Named Executive Officers do participate in the Amended and Restated 2012 Change in Control Plan (the “2012 Change in Control Plan”) for certain senior officers of the Company. The Board amended and restated the plan in October 2022 to, among other things, clarify the treatment of outstanding equity awards upon a change in control. The Committee believes this plan serves the best interests of our stockholders since it is designed to help retain executives during uncertain times leading up to and immediately following a change in control. By providing fair compensation in the event of termination following a change in control, the plan is designed to allow the executives to reasonably evaluate potential actions without concern over how it may impact them financially.

The benefits under the 2012 Change in Control Plan are intended to provide the officer participants with a reasonable severance package that is based on the value the officers have created and is realized by the Company’s stockholders in the event of a change in control. The Company does not gross up for taxes a Named Executive Officer may owe on change in control benefits, including any excise taxes under Internal Revenue Code (IRC) Section 4999. Under the terms of the 2012 Change in Control Plan, a best-net calculation will be performed to determine whether change in control benefits due to the Named Executive Officers should be reduced (so no excise tax will be imposed) or should be paid in full (with any resulting excise taxes to be paid in full by the Named Executive Officer). See “Potential Payments upon Termination or Change in Control” for additional information regarding the provisions of the 2012 Change in Control Plan.

Tax Considerations

Deductibility of Executive Compensation

Section 162(m) of the IRC limits the tax deductibility of annual compensation paid to certain executives to $1 million. As a result, the Company will not receive a federal income tax deduction for any compensation paid to its Named Executive Officers in excess of $1 million except to the extent awards are “grandfathered” under applicable exceptions. The Committee believes that stockholder interests are best served by not restricting its flexibility in structuring compensation programs, even if those programs result in non-deductible compensation expenses.

IRC Section 280G applies to payments made to executives of a company in connection with a change in control and prohibits the deduction of any “excess parachute payment.” Benefits payable under the 2012 Change in Control Plan, as well as accelerated vesting of equity awards and annual and long-term cash incentives, could result in “excess parachute payments” that are not deductible by the Company. For more information regarding amounts payable and benefits available upon the occurrence of certain changes in control, see “Executive Compensation — Potential Payments upon Termination or Change in Control.”

Non-Qualified Deferred Compensation

The Company designs and operates its nonqualified deferred compensation arrangements in a manner that is intended to be exempt or compliant with Section 409A of the IRC and the final regulations issued thereunder.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board that it be included in the Company’s 2022 Annual Report and the Company’s 2023 Proxy Statement.

Committee Members
Kathleen D. McElligott, Chair Salvatore A. Abbate Eduardo F. Conrado Craig E. Philip

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is an officer or employee or former officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors of any other entity, or the compensation committee of any other entity, that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee. Ms. McElligott, Messrs. Gorman and Conrado, and Dr. Philip served on the Compensation Committee in 2022.

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Summary Compensation Table

The following table sets forth compensation paid for the years indicated for our 2022 Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Judy R. McReynolds ArcBest Chairman, President and CEO	2022	$848,720	$1,230,566	$4,271,800	$16,127	$63,680	$6,430,893
	2021	824,000	990,774	4,132,412	10,485	48,618	6,006,289
	2020	800,000	806,238	2,520,480	27,653	20,237	4,174,608
David R. Cobb ArcBest CFO	2022	489,250	391,900	1,729,844	-	24,580	2,635,574
	2021	475,000	399,786	1,719,079	-	23,380	2,617,245
	2020	430,500	304,960	960,477	-	20,130	1,716,067
Michael E. Newcity ArcBest Senior Vice President-CIO and ArcBest Technologies President	2022	415,396	266,492	1,337,518	-	24,580	2,043,986
	2021	403,297	269,421	1,317,286	-	23,380	2,013,384
	2020	391,550	253,498	808,672	-	20,130	1,473,850
Seth Runser ABF Freight President	2022	437,750	321,358	1,191,062	-	29,648	1,979,818
	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
Daniel E. Loe ArcBest CYO and President — Asset-Light Logistics	2022	413,751	266,492	1,197,345	-	41,737	1,919,325
	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
Dennis L. Anderson II ArcBest CCO	2022	413,751	266,492	1,197,345	-	29,763	1,907,351
	2021	401,700	269,421	1,228,424	-	29,074	1,928,619
	-	-	-	-	-	-	-
(1)

The amounts reflect the aggregate grant date fair value of RSU awards granted to the Named Executive Officers on May 6, 2022, under the Ownership Incentive Plan, computed in accordance with FASB ASC Topic 718, determined without regard to estimated forfeitures and adjusted for present value of dividends (to reflect that dividend equivalents are not paid with respect to RSU awards). The actual value realized by the officer as a result of these awards will vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. No dividends or dividend equivalents are paid to Named Executive Officers on RSUs. See Note L to the consolidated financial statements in the Company’s 2022 Annual Report for additional detail regarding share-based compensation.

(2)

Reflects cash compensation earned during 2022 from the annual incentive plan (“AIP”), and cash compensation earned from the 2020-2022 cash long-term incentive plan (“C-LTIP”), each of which were paid in February 2023. See the “2022 Grants of Plan-Based Awards” table and the CD&A for additional information on the 2022 AIP and the C-LTIP.

	McReynolds	Cobb	Newcity	Runser	Loe	Anderson
Annual Incentive Plan	$2,121,800	$917,344	$675,018	$766,062	$672,345	$672,345
C-LTIP	2,150,000	812,500	662,500	425,000	525,000	525,000
Total	$4,271,800	$1,729,844	$1,337,518	$1,191,062	$1,197,345	$1,197,345
(3)

Reflects the increase in actuarial present value during 2022 of each Named Executive Officer’s accumulated benefit under the Company’s legacy SBP and DSAs. The values reported are determined using the same assumptions as used by the Company for financial reporting purposes for the Company’s SBP and DSAs, except the payment date is assumed to be age 60 for the SBP rather than age 65. See “2022 Pension Benefits” for additional information on these plans. The 2022 change in actuarial present value by plan is as follows:

	McReynolds	Cobb	Newcity	Runser	Loe	Anderson
Supplemental Benefit Plan	$7,198	$-	$-	$-	$-	$-
Deferred Salary Agreement	8,929	-	-	-	-	-
Total Increase	$16,127	$-	$-	$-	$-	$-

Earnings with respect to outstanding vested RSUs are not above market and are not included in this column. See “2022 Non-Qualified Deferred Compensation” for additional information on outstanding vested RSUs.

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(4) All Other Compensation for 2022 consists of the following:
	McReynolds	Cobb	Newcity	Runser	Loe	Anderson
401(k) Company Match	$9,150	$9,150	$9,150	$9,150	$9,150	$9,150
DC Contribution	15,250	15,250	15,250	15,250	15,250	15,250
24-Hour Accidental Death Premiums(i)	180	180	180	-	180	180
Perquisites(ii)	34,085	-	-	-	11,423	-
Gross-Ups(iii)	5,015	-	-	5,248	5,734	5,183
Total Other Compensation	$63,680	$24,580	$24,580	$29,648	$41,737	$29,763
(i)

The 24-hour accidental death benefit was closed to new participants before Mr. Runser was promoted to an eligible role; therefore, he does not receive this benefit.

(ii)

Perquisites values for Ms. McReynolds and Mr. Loe include expenses for spousal travel to Company or industry events and any related Company lost tax deduction resulting from the spouse accompanying the Named Executive Officer on a Company airplane. Ms. McReynolds’ perquisite value also includes limited personal use of Company aircraft and a Christmas gift from the Company. The Company also provides a Christmas gift to each of the other Board members. No other Named Executive Officer received perquisites in excess of $10,000 during 2022, and therefore no value is reported.

(iii)

Tax gross-ups for Ms. McReynolds and Messrs. Runser, Loe and Anderson are for gifts related to the Company’s annual President’s Club event and spousal travel on a Company airplane to a Company or industry event.

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2022 Grants of Plan-Based Awards

The following table provides information related to non-equity and equity-based awards made to the Named Executive Officers for 2022:

Name	Award Type(1)	Approval Date(2,3,4)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2,3)			All Other Stock Awards
				Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Judy R. McReynolds	AIP	2/21/2022	2/21/2022	$318,270	$848,720	$2,121,800
	C-LTIP	2/21/2022	2/21/2022	468,750	1,250,000	3,125,000
	RSU	4/26/2022	5/6/2022				15,700	$1,230,566
David R. Cobb	AIP	2/21/2022	2/21/2022	137,602	366,938	917,344
	C-LTIP	2/21/2022	2/21/2022	150,000	400,000	1,000,000
	RSU	4/26/2022	5/6/2022				5,000	391,900
Michael E. Newcity	AIP	2/21/2022	2/21/2022	101,253	270,007	675,018
	C-LTIP	2/21/2022	2/21/2022	101,250	270,000	675,000
	RSU	4/26/2022	5/6/2022				3,400	266,492
Seth Runser	AIP	2/21/2022	2/21/2022	114,909	306,425	766,063
	C-LTIP	2/21/2022	2/21/2022	121,875	325,000	812,500
	RSU	4/26/2022	5/6/2022				4,100	321,358
Daniel E. Loe	AIP	2/21/2022	2/21/2022	100,852	268,938	672,345
	C-LTIP	2/21/2022	2/21/2022	103,125	275,000	687,500
	RSU	4/26/2022	5/6/2022				3,400	266,492
Dennis L. Anderson II	AIP	2/21/2022	2/21/2022	100,852	268,938	672,345
	C-LTIP	2/21/2022	2/21/2022	103,125	275,000	687,500
	RSU	4/26/2022	5/6/2022				3,400	266,492
(1)

Award Types:

AIP = annual incentive compensation plan

RSU = restricted stock units granted under the Ownership Incentive Plan

C-LTIP = three-year cash long-term incentive compensation plan (2022-2024 performance period)

(2)

The performance criteria for the 2022 AIP award were approved by the Committee on February 21, 2022. Amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column with respect to the 2022 AIP award represent the threshold, target and maximum payment levels of the 2022 AIP. The target amount reflected is calculated based on base salary earned in 2022. Awards under the annual incentive plan are described in greater detail in the narrative following this table and in “Compensation Discussion & Analysis — Components of Compensation — Annual Cash Incentive Compensation.” The actual amount of the AIP award paid for 2022 performance with respect to each Named Executive Officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(3)

The performance criteria for the 2022-2024 C-LTIP award were approved by the Committee on February 21, 2022. Amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column represent the threshold, target and maximum payment levels with respect to C-LTIP awards granted in 2022. Awards under the cash long-term incentive compensation plan are described in greater detail in the narrative following this table and in “Compensation Discussion & Analysis — Components of Compensation — Long-Term Incentive Compensation.”

(4)

The RSU award was approved by the Committee on April 26, 2022. As provided in the equity award policy, the grant date for the award was five business days following the first quarter’s earnings release. Value shown reflects the grant date fair value ($78.38 per share) of RSU awards made under the Ownership Incentive Plan on May 6, 2022, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures and adjusted for present value of dividends (which are not payable with respect to RSUs granted to Named Executive Officers).

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Non-Equity Incentive Compensation

Annual Incentive Compensation Plan

Annual incentive compensation plan (“AIP”) awards earned are generally paid as soon as administratively practicable following the date the awards are calculated and approved, but no later than March 15 of the year following the year to which the performance goals relate. Participants generally must be employed on the payment date in order to receive payment of their earned AIP awards. However, if a participant terminates during the plan year due to early retirement (age 55 with 10 years of service), normal retirement (age 65), death or disability, such participant remains eligible to receive a prorated AIP award, provided, in the case of early or normal retirement, the individual has been a participant for at least 90 days during the plan year. Upon any other termination, a participant’s award will be forfeited, unless the Committee, in its discretion, decides that a prorated award should be paid. Payment of a prorated incentive, if any, is made at the end of the measurement period and based upon actual performance results. The Amended and Restated 2012 Change in Control Plan provides for immediate payment of an earned award upon a qualified termination following a change in control, except where payment must be delayed six months for certain key employees as required by Section 409A of the Internal Revenue Code (“IRC”). Target incentive levels and information on performance goals are set forth in “Compensation Discussion & Analysis — Components of Compensation — Annual Cash Incentive Compensation.” Additional information regarding the treatment of these awards upon termination or a change in control is provided in “Potential Payments upon Termination or Change in Control.”

Cash Long-Term Incentive Compensation Plan

Generally, participants in the cash long-term incentive compensation plan (“C-LTIP”) must remain employed through the end of the measurement period in order to receive payment of any earned award. However, if a participant has at least 12 months of employment during a measurement period, such participant is eligible for a prorated benefit upon early retirement (age 55 with 10 years of service), normal retirement (age 65), death or disability, with payment determined based on target value, and payment, if any, is made at the end of the measurement period based upon actual performance results. Additional detail regarding the 2022 awards granted under the C-LTIP can be found in “Compensation Discussion & Analysis — Components of Compensation — Long-Term Incentive Compensation.”

Stock Awards under the Ownership Incentive Plan

RSUs awarded in 2022 were granted under the Company’s Ownership Incentive Plan on May 6, 2022. The 2022 RSUs are subject to three-year ratable vesting, with one-third of the awards vesting on each of the first, second and third anniversaries of the grant date, subject to early vesting if the participant experiences a qualifying termination from employment with the Company. Upon a participant’s normal retirement (age 65) or termination due to death or disability, the RSUs will fully vest. If termination of the participant occurs for good reason or without cause within 24 months of a change in control of the Company (as defined in the Amended and Restated 2012 Change in Control Plan), the participant’s outstanding RSUs awarded become fully vested and will be distributed as soon as administratively possible, except where payment must be delayed for six months for certain key employees as required by Section 409A of the IRC. No dividends are paid to Named Executive Officers on RSUs.

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Outstanding Equity Awards at 2022 Year-End

The following table provides information related to any equity-based awards outstanding for the Named Executive Officers, as of December 31, 2022:

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
Judy R. McReynolds	05/09/2019(3) 05/12/2020(4) 05/11/2021(5) 05/06/2022(6)	2,258 14,100 5,067 15,700	$158,150 987,564 354,893 1,099,628
David R. Cobb	05/09/2019(3) 05/12/2020(4) 05/11/2021(5) 05/06/2022(6)	908 5,333 2,044 5,000	$63,596 373,523 143,162 350,200
Michael E. Newcity	05/09/2019(3) 05/12/2020(4) 05/11/2021(5) 05/06/2022(6)	8,900 13,300 3,100 3,400	$623,356 931,532 217,124 238,136
Seth Runser	05/09/2019(3) 05/12/2020(4) 05/11/2021(5) 05/06/2022(6)	2,800 8,400 3,700 4,100	$196,112 588,336 259,148 287,164
Daniel E. Loe	05/09/2019(3) 05/12/2020(4) 05/11/2021(5) 05/06/2022(6)	7,100 10,300 3,100 3,400	$497,284 721,412 217,124 238,136
Dennis L. Anderson II	05/09/2019(3) 05/12/2020(4) 05/11/2021(5) 05/06/2022(6)	7,100 13,500 3,100 3,400	$497,284 945,540 217,124 238,136
(1)

Ms. McReynolds and Mr. Cobb have attained early retirement eligibility in accordance with the terms of the RSU awards granted prior to 2022, resulting in pro rata vesting of such awards in an amount equal to (i) 1/48 of their RSU awards each month for awards in 2019 and 2020 (with full vesting on May 9, 2023, and May 12, 2024, respectively) and (ii) 1/36 of the total number of shares each month for awards granted in 2021 (with full vesting on May 11, 2024).

(2)

Reflects the value of unvested RSUs as of December 31, 2022, awarded under the ArcBest Corporation Ownership Incentive Plan, as amended and restated, based on the closing market price of the Common Stock of $70.04 on December 30, 2022 (the last trading day of the year).

(3)

These RSU awards fully vest on May 9, 2023, the fourth anniversary of their grant date.

(4)

These RSU awards fully vest on May 12, 2024, the fourth anniversary of their grant date.

(5)

These RSU awards fully vest on May 11, 2024, the third anniversary of their grant date.

(6)

These RSU awards vest in three equal installments on May 6, 2023, May 6, 2024, and May 6, 2025.

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2022 Option Exercises and Stock Vested

The following table provides information related to RSUs that vested during 2022 for the Named Executive Officers. None of our Named Executive Officers held stock option awards during 2022.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1,2)	Value Realized on Vesting ($)(3)
Judy R. McReynolds	28,040	2,235,937
David R. Cobb	11,030	879,631
Michael E. Newcity	16,900	1,328,894
Seth Runser	5,700	446,562
Daniel E. Loe	13,700	1,076,218
Dennis L. Anderson II	13,500	1,061,358
(1)

The 2017 RSU awards fully vested and settled on May 12, 2022, and the 2018 RSU awards fully vested and settled on August 1, 2022. All of the shares issued for the 2017 RSU award and the 2018 RSU award at final vesting are free of vesting and ownership restrictions. All shares owned by executive officers are subject to company-imposed restrictions that limit trading during periods when officers have material nonpublic information as well as the Company’s policy related to minimum stock ownership for executive officers, as discussed in the Compensation Discussion & Analysis.

(2)

RSUs held by Ms. McReynolds and Mr. Cobb granted prior to 2022 were subject to pro rata vesting in 2022 because each of these executive officers had attained early retirement eligibility under the terms of the RSU awards. Awards that vest on a pro rata basis due to attainment of early retirement eligibility are not settled until the earlier of the original vesting date (four years from the grant date for awards in 2019 and 2020, and three years from the grant date for awards in 2021) or the date of a qualifying termination of employment. As such, while the value of all pro rata vesting in 2022 is reflected in the Option Exercises and Stock Vested table above and detailed in the table below, Ms. McReynolds and Mr. Cobb have not yet received the shares that vested in 2022 based on qualification for early retirement under awards that did not fully vest in 2022.

	McReynolds Vested in 2022	Cobb Vested in 2022
2017 RSU Award (settled)	1,980	860
2018 RSU Award (settled)	2,377	890
2019 RSU Award	6,775	2,725
2020 RSU Award	10,575	4,000
2021 RSU Award	6,333	2,555
Total vesting in 2022	28,040	11,030
(3) Value realized on RSU vesting is equal to the closing market price of the Common Stock on the date of vesting multiplied by the number of shares that vest on that date.

2022 Equity Compensation Plan Information

The following table sets forth information as of December 31, 2022, with respect to the Company’s compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in Column (a)
Equity Compensation Plans Approved by Security Holders	1,023,251(1)	-	1,377,519
Equity Compensation Plans Not Approved By Security Holders	-	-	-
Total	1,023,251	-	1,377,519
(1)

This amount reflects outstanding RSU awards under the Amended and Restated ArcBest Corporation Ownership Incentive Plan (the “Plan”), which provides for the award of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, RSUs and performance award units. The Plan does not permit reload options. Pursuant to the Second Amendment to the Plan, approved by the Company’s stockholders on April 29, 2021, the aggregate number of shares that have been reserved for issuance pursuant to awards under the Plan is 4,874,500. No options have been granted under the Plan. The Committee administers the Plan.

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2022 Pension Benefits

The following table illustrates the present value of the accumulated benefit as of December 31, 2022, under the SBP and DSA for the Named Executive Officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year($)
Judy R. McReynolds(1)	Supplemental Benefit Plan (SBP) Deferred Salary Agreement (DSA)	10.7 10.7	$ 424,470 157,739	$ - -
David R. Cobb(2)		-	-	-
Michael E. Newcity(2)		-	-	-
Seth Runser(2)		-	-	-
Daniel E. Loe(2)		-	-	-
Dennis L. Anderson II(2)		-	-	-
(1)

Ms. McReynolds elected to cease participation in the SBP and DSA, and the benefits were frozen effective January 31, 2008. Number of Years of Credited Service for the SBP and DSA was frozen based on her service as of the January 31, 2008 freeze date.

(2)

Messrs. Newcity, Runser, Loe and Anderson were promoted to eligible roles after the SBP and DSA were closed to new entrants. Mr. Cobb was hired after the SBP and DSA were closed to new entrants. As such, Messrs. Cobb, Newcity, Runser, Loe and Anderson are not eligible to participate in the SBP or DSA.

(3)

The actuarial present value of the accumulated benefits disclosed above is determined using the same assumptions as used by the Company for financial reporting purposes except the payment date is assumed to be age 60 for the SBP rather than age 65. Such assumptions are discussed in Note J to the Company’s consolidated financial statements in the 2022 Annual Report. The earliest date a benefit can be paid with no benefit reduction under the SBP is age 60. The payment date is assumed to be age 65 for the DSA, which is the earliest date a benefit can be paid with no benefit reduction.

Supplemental Benefit Plan (frozen)

The SBP supplements benefits under the Company’s legacy non-contractual defined benefit pension plan (“Pension Plan”), which was terminated effective December 31, 2017, and fully liquidated as of December 31, 2019. The SBP was designed to replace benefit reductions (i) from various IRC limits and (ii) from reductions in the rate of benefit accruals from the Company’s 1985 pension formula. The SBP takes into account all eligible earnings under the Pension Plan without regard to IRC limitations. Participation in the SBP was generally limited to officers of the Company or ABF Freight, including certain Named Executive Officers. No new participants were permitted in the SBP after December 2005, and caps have been placed on the maximum benefits payable. Benefit accruals in the SBP were frozen for all remaining participants effective December 31, 2009.

Benefits under the SBP were calculated as an annuity and then converted to a lump sum. The Pension Plan benefit was then subtracted from the resulting lump sum to determine the SBP benefit.

The annuity formula for the ArcBest Supplemental Benefit Plan is:

1.0% x $400 x years of service + 2.0% x (FAP–$400) x years of service

Early retirement eligible participants (age 55 with 10 years of service) are subject to a benefit reduction of 6% per year for each year he or she retires prior to age 60.

Upon termination of employment, benefits are paid in a lump sum as soon as administratively feasible. Certain benefits must be delayed for six months for key employees as required by Section 409A of the IRC. Benefits are paid from the general assets of the Company.

Deferred Salary Agreements (frozen)

The Company has unfunded, noncontributory DSAs with certain of their officers, including certain Named Executive Officers. No DSA has been entered into since December 2005, and the Company does not intend to enter into these agreements in the future. For the existing DSAs, upon normal retirement (age 65), death or disability as defined in “Potential Payments upon Termination or Change in Control,” the DSA benefit is equal to 35% of the participant’s final monthly base salary paid monthly for 120 months. Upon termination of employment prior to age 65, the monthly benefit is equal to the participant’s years of service (with a maximum of 25 years) times 3% times 35% of the participant’s final monthly base salary. Benefit payments commence in the month following termination, except to the extent a portion of the benefit must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits are paid from the general assets of the Company.

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The DSAs provide that in the event of a change in control of the Company, as defined in “Potential Payments upon Termination or Change in Control,” followed by the officer’s termination within 36 months for pre-2005 deferred salary accruals or within 24 months for post-2004 deferred salary accruals, all benefits become 100% vested. The DSA benefit will be paid as a lump sum within fifteen days, with the 120 monthly installments discounted at 6.22% as provided in the DSA, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits will be reduced to the extent required to avoid being classified as excess parachute payments under Section 280G of the IRC. Other than during a 36-month period following a change in control of the Company for benefits accrued and vested prior to 2005 or during a 24-month period following a change in control of the Company for benefits accrued and vested after 2004, any unpaid DSA benefit is subject to forfeiture if the participant is discharged for wrongful conduct injurious to the Company, or if, following the date of termination, the participant discloses confidential information relating to the Company to unauthorized persons or becomes employed or renders services to a competitor of the Company.

2022 Non-Qualified Deferred Compensation

The following table shows the Named Executive Officers’ deferred compensation activity during 2022 with respect to outstanding vested RSUs. The vesting and settlement terms applicable to RSUs are described previously in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Stock Awards under the Ownership Incentive Plan” section and in footnote (1) to the “Outstanding Equity Awards at 2022 Year-End” table.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4,5)
Judy R. McReynolds	$2,235,937	$-	$(2,957,419)	$355,957	$4,158,555
David R. Cobb	879,631	-	(1,156,289)	142,093	1,625,909
Michael E. Newcity	-	-	-	-	-
Seth Runser	-	-	-	-	-
Daniel E. Loe	-	-	-	-	-
Dennis L. Anderson II	-	-	-	-	-
(1)

The executive contribution amount represents the value realized on vesting of all RSUs that vested during 2022 due to early retirement eligibility, as previously reported in the “2022 Option Exercises and Stock Vested” table.

(2)

The earnings amount represents an estimate of annual earnings (or losses) with respect to vested but unsettled RSUs and is based on the difference in closing market price of the Common Stock of $119.85 as of December 31, 2021, and $70.04 as of December 30, 2022 (the last trading day of the year), multiplied by the number of vested RSUs as of December 31, 2022, described in footnote (4) below.

(3)

The value in the Aggregate Withdrawals/Distributions column represents the value of the 2017 RSU awards that fully vested and were settled on May 12, 2022 plus the value of the 2018 RSU awards that fully vested and were settled on August 1, 2022. The value for the 2017 RSU awards is based on the closing market price of Common Stock of $74.30 on the settlement date, and includes 1,980 RSUs for Ms. McReynolds and 860 RSUs for Mr. Cobb. The value for the 2018 RSU awards is based on the closing market price of Common Stock of $87.86 on the settlement date, and includes 2,377 RSUs for Ms. McReynolds and 890 RSUs for Mr. Cobb.

(4)

Includes the value associated with 59,374 vested but unsettled RSUs for Ms. McReynolds and 23,214 vested but unsettled RSUs for Mr. Cobb. The value is based on the closing market price of the Common Stock of $70.04 on December 30, 2022 (the last trading day of the year). RSUs that vested during 2022 are reported in the “2022 Option Exercises and Stock Vested” table.

(5)

The aggregate grant date fair value with respect to RSUs in prior years (2019-2021), including those previously reported in the “Summary Compensation Table,” are set forth in the table below. To the extent those previously-awarded RSUs have become vested but remain unsettled, the value associated with those RSUs as of December 31, 2022 (calculated as described in footnote (4) above) is reported in the “Aggregate Balance at Last Fiscal Year End” column above. The grant date fair value of RSUs awarded in 2022 is reported in the “Stock Awards” column of the “Summary Compensation Table.”

	McReynolds	Cobb
2019 RSU Grant Date Fair Value	748,773	301,167
2020 RSU Grant Date Fair Value	806,238	304,960
2021 RSU Grant Date Fair Value	990,774	399,786
Total	$ 2,545,785	$ 1,005,913

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Potential Payments upon Termination or Change in Control

The Company does not have any employment contracts or severance arrangements with any Named Executive Officer that provide for payments in connection with a termination of employment or a change in control, other than the applicable termination provisions contained within the various arrangements discussed elsewhere in this Proxy Statement.

The termination and change in control provisions existing as of December 31, 2022, are described below and quantified in the table on page 54. All payments are assumed to be made in accordance with the six-month delay for key employees as required by Section 409A of the IRC, where applicable.

Potential Payments upon Termination

Regardless of the manner in which a Named Executive Officer’s employment with the Company terminates, the officer is entitled to receive compensation and other benefits earned during the term of his or her employment, including the following:

■

Accrued vacation;

■

Amounts earned but not yet paid under the annual incentive plan (“AIP”) and cash long-term incentive compensation plan (“C-LTIP”) (see the “Summary Compensation Table” section for amounts earned in 2022);

■

DSA benefit earned as of the DSA freeze date, paid monthly over 120 months (see the “2022 Pension Benefits” table for present value as of December 31, 2022, and more information regarding DSAs); and

◼

SBP benefit earned as of the SBP freeze date, distributed as a lump sum (see “2022 Pension Benefits” for values).

Potential Payments upon Early Retirement

In the event a Named Executive Officer terminates and is eligible for early retirement, the officer will be entitled to the following, in addition to the items identified in “Potential Payments upon Termination.” Early retirement is generally defined as termination of employment after reaching at least age 55 with 10 years of service, but before age 65.

■

Vesting and settlement of a pro rata number of RSUs granted prior to 2022 based on the number of whole months elapsed since the award date if there has elapsed a minimum of 12 months since the award date (see “2022 Non-Qualified Deferred Compensation” table for values related to our early retirement-eligible Named Executive Officers); remaining unvested RSUs are forfeited, including unvested RSUs under the 2022 award, which are not subject to pro-rata vesting;

■

Executive medical coverage, with the retired officer responsible for paying a monthly premium amount equal to the then-current COBRA rate until age 60. All retirees are responsible for paying a premium equivalent to $250 per individual covered, up to a maximum of $500, from age 60 to 65, and a reduced monthly premium after age 65; and

◼

A pro rata benefit under the C-LTIP and under the AIP based on the grant value for C-LTIP awards and actual performance results for the full performance period, if he or she has completed a minimum of (a) 12 months of the measurement period under the C-LTIP, and (b) 90 days of the measurement period under the AIP, respectively. Any pro rata payment earned will not be paid until the end of the measurement period for the plan. (See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for additional information on AIP awards and C-LTIP awards).

Potential Payments upon Normal Retirement, Death or Disability

In the event of a Named Executive Officer’s termination due to his or her normal retirement, death or disability, the officer will be entitled to the following, in addition to the items identified in “Potential Payments upon Termination.” Under the Company’s plans, normal retirement is generally defined as termination of employment on or after attaining age 65, and disability is generally determined to have occurred if the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months.

■

Full vesting and settlement of all RSUs;

■

Executive medical coverage, with the retired officer (or his or her eligible dependents) responsible for paying a reduced monthly premium after age 65; and

■

A pro rata benefit under the C-LTIP and under the AIP based on the target value for C-LTIP awards and actual performance results for the full performance period, if he or she has completed a minimum of (a) 12 months of the measurement period under the C-LTIP, and (b) 90 days of the measurement period under the AIP, respectively. Any pro rata payment earned will not be paid until the end of the measurement period for the plan. (See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for additional information on AIP awards and C-LTIP awards).

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Potential Payments upon Termination After a Change in Control

Subject to the terms of the Amended and Restated 2012 Change in Control Plan, as amended (the “Change in Control Plan”), in the event of a change in control of the Company, if termination of a Named Executive Officer occurs within 24 months of the change in control for “good reason” or without “cause” (as such terms are defined in the Change in Control Plan), the Named Executive Officer will be entitled to the following, in addition to the items identified in “Potential Payments upon Termination”:

■

RSUs become fully vested as of the termination date and will be distributed as soon as administratively possible;

■

For annual awards that have not yet reached the end of the measurement period, a prorated benefit under the AIP based on the number of whole months completed during the applicable measurement period through the termination date;

■

Under the DSA, if termination of the Named Executive Officer occurs within 36 months of the change in control for benefits accrued and vested prior to 2005 and within 24 months of the change in control for benefits accrued and vested after 2004, the officer becomes 100% vested in the DSA benefit and the benefit is distributed as a lump sum;

■

For C-LTIP awards that have not yet reached the end of the measurement period, a prorated benefit under the plan based on the number of whole months completed during the applicable measurement period through the termination date; amounts payable pursuant to such awards are computed and paid in the normal course of business and pursuant to the terms of the applicable plan after the end of the measurement period;

■

A lump sum cash payment equal to 24 months of the then-current COBRA rate to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer immediately prior to the date of termination (“Medical Premiums”); and

■

A lump sum cash payment equal to either (A) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, or (B) for the other Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs (“Cash Severance”).

“Change in Control” under the Company’s plans is generally defined as the earliest date on which any of the following events shall occur:

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of the Company’s Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) below.

(ii)

In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the applicable agreement whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(iii)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the outstanding shares of the Company’s Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of Common Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding shares of the Company’s Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of Common Stock of the Resulting Corporation or the combined voting power of the

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then-outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.

(iv)

The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) above.

(v)

A complete liquidation or dissolution of the Company.

“Good Reason” under the Company’s arrangements is generally defined as (i) any material and adverse diminution in the Named Executive Officer’s title, duties or responsibilities; (ii) a reduction in the Named Executive Officer’s base salary or employee benefits (including reducing the Named Executive Officer’s level of participation or target bonus award opportunity in the Company’s incentive compensation plans); or (iii) a relocation of the Named Executive Officer’s principal place of employment of more than 50 miles without the prior consent of the Named Executive Officer.

“Cause” under the Company’s arrangements is generally defined as the Named Executive Officer’s (i) gross misconduct or fraud in the performance of a Named Executive Officer’s duties to the Company or any subsidiary; (ii) conviction or guilty plea or plea of nolo contendere with respect to any felony or act of moral turpitude; (iii) engaging in any material act of theft or material misappropriation of Company property; or (iv) breach of the Company’s Code of Conduct as such code may be revised from time to time.

The Change in Control Plan provides that, unless outstanding equity awards are substituted, assumed, or continued by the successor to the Company with awards that have an equivalent (or greater) intrinsic value compared to the outstanding awards, such awards will become fully vested, settled and paid upon the occurrence of a change in control (with any outstanding performance-based awards being vested, settled and paid at a partial or full level based on the actual attainment of performance goals or, if not determinable, on a pro rata basis based on the assumed attainment of the target performance goals). If the equity awards are replaced by the successor company and the Named Executive Officer is terminated within 24 months of the change in control, he or she shall become vested as of the termination date in any unvested equity awards.

If amounts payable to a Named Executive Officer under the Change in Control Plan (or pursuant to any other arrangement or agreement with the Company) exceed the amount allowed under section 280G of the IRC and would be subject to the excise tax imposed by section 4999 of the IRC, then, prior to the making of any payments to a Named Executive Officer, the Change in Control Plan provides that a best-net calculation will be made comparing (i) the before income tax net benefit to the Named Executive Officer of the payments after payment of the excise tax to (ii) the before income tax net benefit to the Named Executive Officer if the payments are reduced to the extent necessary to avoid being subject to the excise tax (the “Best Net Calculation”). If the amount calculated under (i) is less than the amount calculated under (ii) in the preceding sentence, then the payments will be reduced to the extent necessary to avoid being subject to the excise tax.

Restrictive Covenants; Clawback

Under the DSA, no unpaid benefit will be paid if the Named Executive Officer is discharged for wrongful conduct injurious to the Company, if the Named Executive Officer discloses confidential information relating to the Company or if the Named Executive Officer becomes employed by or renders service to any competitor of the Company. Under the C-LTIP and RSU award agreements, if the Compensation Committee determines that the recipient has committed an “Act of Misconduct,” as defined in the ArcBest Corporation Ownership Incentive Plan, the Committee may suspend the recipient’s rights to vest in any RSU or C-LTIP awards outstanding and may provide that the recipient will forfeit any vested but unpaid awards. The Executive Medical Policy provides that coverage will be forfeited if the Named Executive Officer becomes an employee, consultant or director of, or has an ownership interest in, any competitor of the Company. Under the Change in Control Plan, the Named Executive Officer is prohibited from solicitation of customers, clients and employees of the Company for a 12-month period following the termination and will not, without prior written consent from the Company, communicate or divulge any confidential information, knowledge or data to anyone at any time or the Committee may reduce or offset the benefits under the plan.

The Company also has a policy for the “clawback” of any bonus or incentive compensation awarded to any officer, including a Named Executive Officer, in the event of: (i) a material restatement of the Company’s financial statements due to non-compliance with any financial reporting requirement under applicable securities laws, regardless of the existence of misconduct or fault; (ii) an overpayment as the result of an error, including errors in determination of performance metric results or in the calculation of an officer’s covered compensation; or (iii) an Act of Misconduct (as such term is defined in the clawback policy) was committed by the officer. Under the terms of the policy, the Board may require reimbursement of any bonus or incentive compensation awarded and cancel unvested RSU awards previously granted to the Named Executive Officer under certain scenarios, which are described in “Compensation Discussion & Analysis” in this Proxy Statement.

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An “Act of Misconduct” has been committed under the Company’s arrangements if the Committee, the Chief Executive Officer, or any other person designated by the Committee determines a Named Executive Officer has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty, violation of Company ethics policy or Code of Conduct, deliberate disregard of Company or subsidiary policies, or if a participant makes an unauthorized disclosure of any Company or subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or subsidiary customer to breach a contract with the Company or any subsidiary or to cease doing business with the Company or any subsidiary or induces any principal for whom the Company or any subsidiary acts as agent to terminate such agency relationship.

Quantification of Potential Payments upon Termination or Change in Control

The following table reflects compensation potentially payable to each Named Executive Officer under various employment termination and other scenarios based on the arrangements existing as of December 31, 2022. The amounts shown in the following table assume that a change in control occurred and/or each Named Executive Officer terminated employment with the Company effective December 31, 2022, and estimate the value that could be realized by each Named Executive Officer as a result of each specified triggering event; however, the amounts shown below do not take into account any Best Net Calculation and resulting reduction that may occur pursuant to the provisions of the Change in Control Plan. None of the Named Executive Officers are eligible for normal retirement; therefore, no data is shown for that scenario. Ms. McReynolds and Mr. Cobb are eligible for early retirement. None of the other Named Executive Officers are eligible for early retirement.

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See “2022 Pension Benefits” for benefits payable under the SBP and DSA. Benefits payable with respect to previously vested RSUs are quantified in the “2022 Non-Qualified Deferred Compensation” table.

Name	Benefit	General Termination ($)	Early Retirement ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason After Change in Control ($)
Judy R. McReynolds	RSUs(1)	N/A	-	2,600,235	2,600,235	2,600,235
	Executive Medical(2)	N/A	431,059	233,250	431,059	-
	Accrued Vacation(3)	N/A	81,608	81,608	81,608	81,608
	DSA(4)	N/A	-	-	-	442,576
	C-LTIP(5)	N/A	4,441,667	4,441,667	4,441,667	3,999,091
	Annual Incentive Plan(6)	N/A	2,121,800	2,121,800	2,121,800	2,121,800
	Cash Severance(7)	N/A	-	-	-	5,540,240
	Medical Premiums(8)	N/A	-	-	-	35,904
	Total(9)	N/A	$7,076,134	$9,478,560	$9,676,369	$14,821,454
David R. Cobb	RSUs(1)	N/A	-	930,481	930,481	930,481
	Executive Medical(2)	N/A	480,312	258,034	480,312	-
	Accrued Vacation(3)	N/A	47,043	47,043	47,043	47,043
	C-LTIP(5)	N/A	1,679,167	1,679,167	1,679,167	1,679,167
	Annual Incentive Plan(6)	N/A	917,344	917,344	917,344	917,344
	Cash Severance(7)	N/A	-	-	-	1,290,596
	Medical Premiums(8)	N/A	-	-	-	48,120
	Total(9)	N/A	$3,123,866	$3,832,069	$4,054,347	$4,912,751
Michael E. Newcity	RSUs(1)	-	N/A	2,010,148	2,010,148	2,010,148
	Executive Medical(2)	-	N/A	263,214	500,220	-
	Accrued Vacation(3)	39,942	N/A	39,942	39,942	39,942
	C-LTIP(5)	662,500	N/A	1,247,500	1,247,500	1,247,500
	Annual Incentive Plan(6)	675,018	N/A	675,018	675,018	675,018
	Cash Severance(7)	-	N/A	-	-	1,026,660
	Medical Premiums(8)	-	N/A	-	-	48,120
	Total(9)	$1,377,460	N/A	$4,235,822	$4,472,828	$5,047,388
Seth Runser	RSUs(1)	-	N/A	1,330,760	1,330,760	1,330,760
	Executive Medical(2)	-	N/A	293,586	555,731	-
	Accrued Vacation(3)	42,091	N/A	42,091	42,091	42,091
	C-LTIP(5)	425,000	N/A	1,004,167	1,004,167	1,004,167
	Annual Incentive Plan(6)	766,063	N/A	766,063	766,063	766,063
	Cash Severance(7)	-	N/A	-	-	977,421
	Medical Premiums(8)	-	N/A	-	-	48,120
	Total(9)	$1,233,154	N/A	$3,436,667	$3,698,812	$4,168,622

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Name	Benefit	General Termination ($)	Early Retirement ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason After Change in Control ($)
Daniel E. Loe	RSUs(1)	-	N/A	1,673,956	1,673,956	1,673,956
	Executive Medical(2)	-	N/A	291,448	529,987	-
	Accrued Vacation(3)	39,784	N/A	39,784	39,784	39,784
	C-LTIP(5)	525,000	N/A	1,120,833	1,120,833	1,120,833
	Annual Incentive Plan(6)	672,345	N/A	672,345	672,345	672,345
	Cash Severance(7)	-	N/A	-	-	985,057
	Medical Premiums(8)	-	N/A	-	-	48,120
	Total(9)	$1,237,129	N/A	$3,798,366	$4,036,905	$4,540,095
Dennis L. Anderson II	RSUs(1)	-	N/A	1,898,084	1,898,084	1,898,084
	Executive Medical(2)	-	N/A	292,776	554,250	-
	Accrued Vacation(3)	39,784	N/A	39,784	39,784	39,784
	C-LTIP(5)	525,000	N/A	1,120,833	1,120,833	1,120,833
	Annual Incentive Plan(6)	672,345	N/A	672,345	672,345	672,345
	Cash Severance(7)	-	N/A	-	-	1,007,892
	Medical Premiums(8)	-	N/A	-	-	48,120
	Total(9)	$1,237,129	N/A	$4,023,822	$4,285,296	$4,787,058
(1)

The RSU value is calculated using a per-share price of $70.04, which is the closing market price of the Common Stock on December 30, 2022 (the last trading day of the year), multiplied by the number of the Named Executive Officer’s RSUs vesting as a result of the applicable triggering event. Benefits payable with respect to previously vested outstanding RSUs are quantified in the “2022 Non-Qualified Deferred Compensation” table.

(2)

The executive medical value is based on the accumulated benefit obligation for the Named Executive Officer as of December 31, 2022, using the same assumptions as used by the Company for financial reporting purposes except that the values above are based on the Named Executive Officer’s actual age at December 31, 2022, for the applicable triggering events. The values shown for executive medical coverage in the event of the Named Executive Officer’s death reflect the value of health coverage for the Named Executive Officer’s surviving spouse.

(3)

The accrued vacation value is based on the Named Executive Officer’s actual earned weeks of vacation and base salary rate as of December 31, 2022.

(4)

The DSA value is equal to the accelerated benefit value as a result of the applicable triggering event. This value is based on the difference in the present value of the 120 monthly payments assuming the applicable triggering event occurred on December 31, 2022, less the present value of the actual DSA benefit accrued as of December 31, 2022. An interest rate of 6.22% was used to value the lump-sum payment upon a change in control as provided under the terms of the DSA. See “2022 Pension Benefits” for the present value of currently vested DSA benefits.

(5)

The C-LTIP value is the sum of the full amount paid under the 2020-2022 cash long-term incentive compensation plan since all such amounts were earned as of December 31, 2022, plus the pro rata benefit accrued under the 2021-2023 and 2022-2024 cash long-term incentive compensation plans, calculated based on performance as of December 31, 2022. Amounts shown in the “General Termination” column represents amounts fully earned but unpaid as of December 31, 2022. For C-LTIP participants with a frozen DSA, the C-LTIP change in control value is equal to the C-LTIP change in control value in excess of the DSA change in control value, if any. Ms. McReynolds is the only Named Executive Officer with a frozen DSA.

(6)

The AIP is equal to the annual incentive amount paid to each Named Executive Officer for 2022 since all such amounts were earned as of December 31, 2022 (reported in the “Summary Compensation Table”).

(7)

The cash severance payment value is a lump sum cash payment equal to (A) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, or (B) for the remaining Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, as provided under the terms of the Change in Control Plan. See “Potential Payments upon Termination after a Change in Control” for additional information.

(8)

The medical premium is a lump sum payment equal to 24 months of the COBRA premium in effect as of December 31, 2022, to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer and his or her eligible dependents immediately prior to the date of termination. See “Potential Payments upon Termination after a Change in Control” for additional information.

(9)

Totals represent aggregate amounts reflected in the table payable upon each termination or change in control event as indicated above. These totals do not include benefits that are currently vested and payable under the DSA or SBP (each reported in “2022 Pension Benefits”) or with respect to previously vested outstanding RSU awards (reported in the “2022 Non-Qualified Deferred Compensation” table), except to the extent a change in control or other triggering event creates an additional benefit above what was reported in either table.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our median employee to the annual total compensation of Ms. McReynolds, our CEO. That ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described below.

For 2022, our last completed fiscal year:

■

The total annual compensation of our median employee was $88,210.29.

■

The total annual compensation of Ms. McReynolds, as reported in the Summary Compensation Table in this Proxy Statement, was $6,430,892.63.

■

Based on this information, for 2022 the ratio of the total annual compensation of Ms. McReynolds to the median employee total annual compensation was 72.90 to 1.

We have chosen to identify a new median employee for purposes of calculating and disclosing our 2022 pay ratio due to recent changes in our employee population. Methodology used to identify our median employee for fiscal year 2022:

■

October 1, 2022 was the date used to determine our employee population, which includes full-time and part-time employees. We do not have any seasonal or temporary employees. As of that date, our employee population was 15,305 and consisted of individuals working at our parent company and our subsidiaries in the United States, including Puerto Rico, but excluding the Company’s Canadian population. SEC rules allow foreign employees to be excluded if those employees account for 5% or less of the total employees. Therefore, the Company’s entire Canadian population (72 employees) was excluded from the employee population.

■

To find the median employee of our employee population (other than Ms. McReynolds), we used a consistently applied compensation measure comparing the amount of salary or wages, bonus, vacation pay, sick pay, jury duty pay, bereavement pay, short-term disability, holiday pay and overtime prior to any deductions (total annual compensation) paid in 2022 as reflected in our payroll records as of October 1, 2022. Since equity awards are not widely distributed to our employees, we did not include equity awards in the compensation measure.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, as other companies may have utilized different methodologies and have different employment and compensation practices.

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PAY VERSUS PERFORMANCE

The following table sets forth the pay versus performance disclosures required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K for the years indicated. Ms. McReynolds served as Principal Executive Officer (“PEO”) in each year. The names of the non-PEO Named Executive Officers (the “Non-PEO NEOs”) included for purposes of calculating the average amounts in each covered year are as follows: (i) for 2022, David R. Cobb, Michael E. Newcity, Seth Runser, Daniel E. Loe and Dennis L. Anderson II; (ii) for 2021, David R. Cobb, Michael E. Newcity, James A. Ingram and Dennis L. Anderson II; and (iii) for 2020, Timothy D. Thorne, David R. Cobb, Michael E. Newcity and James A. Ingram.

The dollar amounts for Compensation Actually Paid (“CAP”) do not reflect the actual amount of compensation earned by or paid to the Named Executive Officers during the covered year. Please refer to the Compensation Discussion & Analysis section in this Proxy Statement and in our previous proxy statements for information about how the Compensation Committee has assessed the Company’s performance and Named Executive Officer compensation in a given year.

Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO(1) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs(1) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)(4) (h)	Return on Capital Employed (ROCE)
					Total Shareholder Return(2) (f)	Peer Group Total Shareholder Return(3) (g)		1 Year(5) (i)	Average 3 Year(5) (j)
2022	6,430,893	384,908	2,097,211	342,776	259.47	179.25	298.21	39.9%	26.7%
2021	6,006,289	16,582,019	2,131,000	5,779,949	441.63	216.77	213.52	34.8%	19.4%
2020	4,174,608	6,594,027	1,648,558	2,599,276	156.55	130.97	71.10	15.4%	11.7%
(1)

Reflects the CAP for the PEO and the average CAP for the Non-PEO NEOs for the covered years, as computed in accordance with Item 402(v) of Regulation S-K. The following adjustments were made to the Summary Compensation Table total compensation to determine the CAP:

Year	Reported Summary Compensation Table Total(i) A	Reported Value of Equity Awards(ii) B	Equity Award Adjustments(iii) C	Reported Change in the Actuarial Present Value of Pension Benefits(iv) D	Pension Benefit Adjustments(v) E	Compensation Actually Paid A-B+C-D+E
Company’s PEO
2022	6,430,893	1,230,566	(4,799,292)	16,127	-	384,908
2021	6,006,289	990,774	11,576,989	10,485	-	16,582,019
2020	4,174,608	806,238	3,253,310	27,653	-	6,594,027
Average of Non-PEO NEOs
2022	2,097,211	302,547	(1,451,888)	-	-	342,776
2021	2,131,000	302,012	3,950,961	-	-	5,779,949
2020	1,648,558	296,860	1,247,578	-	-	2,599,276
(i)

Reflects the amounts (or the average amounts for the Non-PEO NEOs) reported in the “Total” column of the Summary Compensation Table for the covered years.

(ii)

Reflects the grant date fair value of equity awards granted to the PEO (or the average amounts with regard to the Non-PEO NEOs) as reported in the “Stock Awards” column in the Summary Compensation Table for the covered years.
(iii)

The equity award adjustments for each covered year include the addition (or subtraction, as applicable) as set forth in the table below. The fair values of equity awards were calculated using closing stock price as of the applicable valuation dates and are not adjusted for present value of dividends (which are not payable with respect to RSUs granted to Named Executive Officers).

Year	Year End Fair Value of Equity Awards Granted During the Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
Company’s PEO
2022	1,099,628	(4,024,648)	(1,874,272)	(4,799,292)
2021	1,366,290	8,906,572	1,304,127	11,576,989
2020	1,804,941	1,549,196	(100,827)	3,253,310
Average of Non-PEO NEOs
2022	270,354	(1,154,596)	(567,646)	(1,451,888)
2021	416,479	3,075,623	458,860	3,950,961
2020	664,585	623,521	(40,529)	1,247,578

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(iv)

Reflects the amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for the covered years.
(v)

These amounts reflect the actuarially determined service cost for services rendered during the applicable year. The Company’s legacy non-contractual defined benefit pension plan was terminated effective December 31, 2017, and fully liquidated as of December 31, 2019. Therefore, no services costs were incurred in any of the covered years.

(2)

Total Shareholder Return (TSR) is calculated assuming $100 was invested on December 31, 2019, with reinvestment of dividends. All calculations have been prepared by Zacks Investment Research, Inc.
(3)

The 2022 peer group includes the following companies: Covenant Logistics Group, Inc., Forward Air Corporation, Hub Group, Inc., J.B. Hunt Transport Services, Inc., Knight-Swift Transportation Holdings, Inc., Landstar System, Inc., Old Dominion Freight Line, Inc., Saia, Inc., Schneider National, Inc., TFI International Inc., U.S. Express Enterprises, Inc., Werner Enterprises, Inc. and Yellow Corporation. The 2021 peer group includes the same companies as the 2022 peer group, except that TFI International Inc. was added in 2022 following its acquisition of UPS Freight in April 2021. For the peer group TSR calculations, the peer companies were weighted by market capitalization at the beginning of each period shown. Assuming $100 was invested in the 2021 peer group for the period starting December 31, 2019, through the end of the years specified, the cumulative total shareholder returns for such peer group were $130.97 in 2020, $211.55 in 2021 and $173.29 in 2022.
(4)

Net income as reported in the Company’s audited financial statements for each covered year.
(5)

Reflects the one-year and three-year average ROCE of the Company as approved by the Compensation Committee for purposes of the Company’s annual cash incentive compensation plan and long-term cash incentive compensation plan for each covered year. The Company has determined that one-year ROCE (adjusted) as used in its annual cash incentive compensation plan is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the Named Executive Officers, for the most recently completed fiscal year, to Company performance. Because the Company uses three-year average ROCE (adjusted) in its long-term cash incentive program as discussed in greater detail in “Compensation Discussion & Analysis — Components of Compensation — Long-Term Incentive Compensation,” the Company is providing, on a supplemental basis, its three-year average ROCE (adjusted) for each covered year. For more information, see the section below titled “Financial Performance Measures.”

Financial Performance Measures

As described in greater detail in “Executive Compensation — Compensation Discussion & Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The financial performance measures set forth in the table below (in unranked order), in the Company’s assessment, represent the most important financial performance measures used by the Company to link CAP to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s performance. The measures are utilized in our annual incentive compensation plan (“AIP”) and our cash long-term incentive compensation plan (“C-LTIP”) and are designed with the objective of aligning the executives’ interests with those of the Company’s stockholders.

Performance Measure	Compensation Weighting	For More Information
Operating Income	50% of AIP	Page 34
Annual Return on Capital Employed (ROCE)	50% of AIP	Page 34
Relative TSR	50% of C-LTIP	Page 36
Average ROCE for the three-year performance period	50% of C-LTIP	Page 36

The graphs and narratives on the following pages reflect the relationship between (i) the CAP for Ms. McReynolds and the average CAP for the Non-PEO NEOs, and (ii) each of the financial performance measures included within the Pay Versus Performance table on page 57.

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CAP vs. Company TSR and Peer Group TSR

The following graph compares the CAP to Ms. McReynolds and the average amount of CAP to the non-PEO NEOs with the Company’s cumulative TSR and the peer group TSR over the three years presented. TSR is calculated assuming $100 was invested on December 31, 2019, with reinvestment of dividends. The Company’s cumulative TSR over the three-year period was $259.47, while the cumulative TSR of the peer group was $179.25 over the same period.

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CAP vs. Net Income

The following graph compares the CAP to Ms. McReynolds and the average amount of CAP to the non-PEO NEOs with our net income over the three years presented. While we do not use net income as a compensation performance metric in our executive compensation program, the measure of net income may correlate to operating income, which we use in our AIP. Because a significant portion of CAP is comprised of equity awards, which have multi-year vesting periods, CAP is more heavily impacted by fluctuations in stock price year-over-year, as compared to net income.

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CAP vs. Annual and Three-Year Average ROCE

The following graph compares the CAP to Ms. McReynolds and the average amount of CAP to the non-PEO NEOs with (i) our one-year ROCE (adjusted), calculated in accordance with our AIP, and (ii) on a supplemental basis, the average three-year ROCE (adjusted), calculated in accordance with our C-LTIP program, each over the three years presented. While the Company uses several financial performance measures to evaluate performance for purposes of its executive compensation program, the Company has determined that one-year ROCE (adjusted) as used in the AIP is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the Named Executive Officers, for the most recently completed fiscal year, to Company performance.

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PROPOSAL II.
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board recommends a vote “FOR” Proposal II.

In accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on a resolution to approve the compensation of the Company’s Named Executive Officers (the “Say on Pay Vote”). At the 2011 and 2017 Annual Meetings, stockholders voted in favor of the Board’s recommendation to hold a Say on Pay Vote on an annual basis, and since the 2011 Annual Meeting, the Company has held annual non-binding Say on Pay Votes. Although the Board and the Compensation Committee will consider the outcome of the advisory vote on the frequency of holding future advisory votes on executive compensation in Proposal III below, we expect the next Say on Pay Vote will occur at the 2024 Annual Meeting.

The non-binding Say on Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. To that end, the Board has submitted the following resolution to be voted on by our stockholders at the 2023 Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for ArcBest Corporation’s 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion & Analysis” section of this Proxy Statement, the Compensation Committee is responsible for establishing, implementing and monitoring adherence with our executive compensation policy.

As you consider this Proposal II, we encourage you to carefully review the “Compensation Discussion & Analysis” section and executive compensation tables of this Proxy Statement for a detailed discussion of our executive compensation program, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers.

As an advisory vote, Proposal II is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate in the future to address those concerns.

The Board recommends that stockholders vote “FOR” the approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement.

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PROPOSAL III.
ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Board recommends a vote for a frequency of every “1 YEAR” for Proposal III.

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to indicate how frequently we should seek an advisory vote on the compensation of the Named Executive Officers, such as Proposal II included in this Proxy Statement. The vote on this Proposal III is being presented to our stockholders in a manner that permits them to vote in the alternative for holding an advisory vote on the compensation of our Named Executive Officers every “1 YEAR,” every “2 YEARS” or every “3 YEARS.” Stockholders also have the opportunity to abstain from voting on this Proposal III. Stockholders were last asked to vote on the frequency of such votes at the 2017 Annual Meeting of Stockholders. Consistent with the Board’s recommendation at that meeting, the Company’s stockholders recommended that we hold annual advisory votes to approve executive compensation. After careful consideration, the Board has determined that an advisory vote on the compensation of our Named Executive Officers that occurs every “1 YEAR” (an annual vote) is the most appropriate alternative for the Company, and therefore, the Board recommends that you support a frequency period of every “1 YEAR” for the advisory vote on the compensation of our Named Executive Officers. The Board based this determination on a number of considerations, including the following:

◼

An annual advisory vote provides the highest level of accountability to our stockholders.

◼

An annual advisory vote facilitates direct and timely communication between stockholders and the Company by enabling such votes to correspond to the majority of information presented in the accompanying proxy statement.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal:

◼

“1 YEAR”;

◼

“2 YEARS”;

◼

“3 YEARS”; or

◼

Abstain from voting.

The required vote to approve Proposal III is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter. Because this proposal has three possible substantive responses (every “1 year,” every “2 years” or every “3 years”), if none of the frequency alternatives receives the vote of the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter, then we will consider stockholders to have approved the frequency selected by holders of a plurality of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter.

Proposal III is a non-binding advisory vote. However, the Board and the Compensation Committee will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. The next required advisory vote on the frequency of future advisory votes to approve the compensation of Named Executive Officers (like this Proposal III) will occur no later than the 2029 Annual Meeting of Stockholders.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of Directors who meet the independence standards and financial literacy requirements defined by the SEC and Nasdaq, and we operate under a written charter approved by the Board. The Audit Committee’s composition, member attributes and responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Messrs. Eliasson and Hogan and Ms. Stipp are Board-designated Audit Committee Financial Experts as defined under applicable SEC and Nasdaq rules.

As part of our responsibilities, the Audit Committee oversaw the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the systems of internal controls. In fulfilling our oversight responsibilities related to the audited consolidated financial statements in the Company’s 2022 Annual Report, we reviewed and discussed with management, among other things:

◼

the Company’s audited consolidated financial statements for 2022 and recommended to the Board they be included in the Company’s Annual Report;

◼

the representations of management that those consolidated financial statements were prepared in accordance with generally accepted accounting principles;

◼

the quality and acceptability of the accounting principles;

◼

the reasonableness of significant accounting judgments and critical accounting policies and estimates;

◼

the clarity of disclosures in the consolidated financial statements;

◼

the adequacy and effectiveness of the Company’s financial reporting procedures, including disclosure controls and procedures; and

◼

the adequacy and effectiveness of the Company’s internal controls over financial reporting, including the report of management’s assessment on the effectiveness of internal controls over financial reporting, which was performed by management using the 2013 framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee is also responsible for the appointment, termination, compensation, evaluation and oversight of Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, including review of the firm’s qualifications, performance and independence. EY is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. EY is also responsible for expressing an opinion on the conformity of the audited consolidated financial statements with generally accepted accounting principles. We reviewed and discussed with EY its judgments as to the quality, not just the acceptability, of the Company’s accounting principles, reasonableness of significant accounting judgments, and critical accounting policies and estimates, and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, we received the written disclosures and the letter from EY as required by the PCAOB regarding EY’s communications with the Audit Committee concerning independence and discussed with EY its independence from management and the Company. We considered the compatibility of non-audit services performed by EY and determined the non-audit services to be compatible with EY’s independence.

We discussed with the Company’s internal auditors and EY the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Additionally, we reviewed the performance, responsibilities, and staffing of the Company’s internal auditors. We also oversaw compliance with the Company’s receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other federal securities law matters, including confidential and anonymous submissions of these complaints. Furthermore, we met with members of management to discuss the results of the Company’s legal and ethical compliance programs.

The Audit Committee provided oversight of the Company’s risk management policies and processes, and we reviewed and discussed with members of senior management significant risks identified by management in various areas of the Company, including financial statements, systems and reporting, legal, compliance, ethics, information technology, data security, cybersecurity, and related party transactions.

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In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from EY dated February 24, 2023, with respect to the consolidated financial statements of the Company as of and for the year ended December 31, 2022, and with respect to the effectiveness of the Company’s internal controls over financial reporting, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Company’s 2022 Annual Report for filing with the SEC.

Audit Committee
Janice E. Stipp, Chair Fredrik J. Eliasson Michael P. Hogan Steven L. Spinner

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PROPOSAL IV.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote “FOR” Proposal IV.

The firm of Ernst & Young LLP (“EY”) served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2022. The Audit Committee has appointed EY to continue in that capacity for fiscal year 2023, subject to the Audit Committee’s approval of an engagement agreement and related service fees. EY has served as the Company’s independent auditor since 1972. The Audit Committee and the Board believe it is in the best interests of the Company and its stockholders to retain EY as the Company’s independent auditor for fiscal year 2023, and recommend that a resolution be presented to the stockholders at the 2023 Annual Meeting to ratify that appointment.

The Audit Committee has ultimate authority and responsibility for the appointment, termination, compensation, evaluation and oversight of the Company’s independent auditor, including review of EY’s qualifications, performance and independence. The Audit Committee’s oversight includes regular private sessions with EY, discussions with EY regarding the scope of its audit, an annual evaluation of whether to engage EY, and direct involvement in the transition of the new lead engagement partner in connection with the regulatory five-year rotation of that position. As part of the annual review, the Audit Committee considers, among other things:

◼

the quality and efficiency of the current and historical services provided by EY;

◼

EY’s capability and expertise in handling the breadth and complexity of the Company’s operations;

◼

the quality and candor of EY’s communications with the Audit Committee;

◼

external data on EY’s audit quality and performance, including recent PCAOB reports;

◼

EY’s independence from the Company;

◼

the appropriateness of EY’s fees;

◼

EY’s tenure as the Company’s independent auditor, including the benefits of the extensive institutional knowledge EY has gained through the years and the controls and processes in place to help ensure EY’s continued independence; and

◼

the costs associated with onboarding a new independent auditor due to training and lost efficiencies.

The submission of this proposal for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. In the event the stockholders fail to ratify the appointment of EY, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of EY will attend the 2023 Annual Meeting. They will have the opportunity, following the meeting, to make a statement and respond to appropriate questions from stockholders.

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Independent Auditor’s Fees and Services

The following is a summary of the fees billed to the Company by EY for professional services rendered for the fiscal years ended December 31, 2022, and December 31, 2021:

Fee Category	2022 Fees(1)	2021 Fees
Audit Fees	$ 1,935,000	$ 1,705,000
Audit-Related Fees	50,000	65,000
Tax Fees	27,915	17,500
All Other Fees	295,526	6,525
Total Fees	$ 2,308,441	$ 1,794,025
(1) Audit Fees include actual and expected billings for fees and expenses related to the 2022 financial statement audit.

Audit Fees

Consists of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and internal controls over financial reporting and quarterly reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by EY in connection with statutory and regulatory filings or engagements. These services also include accounting consultations related to the impact of changes in rules or standards. Fees for 2021 and 2022 included fees billed for incremental audit activities associated with the November 2021 acquisition of MoLo Solutions, LLC, including valuation work and purchase price testing, internal control testing around business combinations, systems integration testing and testing of incremental activity during the November through December 2021 stub period.

Audit-Related Fees

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees

Consists of fees billed for professional services for tax compliance and tax consulting. These services include assistance regarding federal, state and international tax compliance.

All Other Fees

Consists of consulting fees for due diligence services and fees for online technical accounting research.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee, under the responsibilities and duties outlined in its charter, is to pre-approve all audit and non-audit services provided by EY. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. EY and management are required to periodically report to the Audit Committee regarding the extent of services provided by EY in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee, or the Audit Committee Chair under authority of the Audit Committee, pre-approved 100% of the Company’s audit fees, audit-related fees, tax fees and all other fees for each of the fiscal years ended December 31, 2022, and December 31, 2021, and none of the fees were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

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PROPOSAL V.
AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO UPDATE THE EXCULPATION PROVISION

The Board recommends a vote “FOR” Proposal V.

The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). The new Delaware legislation only permits, and, if this proposal (the “Exculpation Amendment”) is adopted, Article VI of our Restated Certificate of Incorporation (the “Current Certificate,” and as amended by the Exculpation Amendment, the “Second Amended and Restated Certificate of Incorporation”), would be amended to only permit, exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability, as further described below, is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain talented officers to work on its behalf.

In order to implement the Exculpation Amendment, the Board has unanimously approved the Second Amended and Restated Certificate of Incorporation, subject to stockholder approval. The Board has unanimously determined that the Second Amended and Restated Certificate of Incorporation is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the Second Amended and Restated Certificate of Incorporation by our stockholders.

Reasons for the Exculpation Amendment

The Nominating/Corporate Governance Committee is tasked with, among other things, reviewing the corporate governance issues relevant to the Company, and the adequacy of the Company’s corporate governance standards, as well as monitoring significant developments in corporate governance. The Nominating/Corporate Governance Committee believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Furthermore, adopting the Exculpation Amendment would ensure that the Company remains able to attract and retain the most talented officers. The Nominating/Corporate Governance Committee has additionally determined that adopting the Exculpation Amendment would not negatively impact stockholder rights. Thus, in light of the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits that the Nominating/Corporate Governance Committee believe would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers, the Nominating/Corporate Governance Committee recommended to the Board to approve and adopt, and the Board approved and adopted, the Exculpation Amendment, and the Board recommends that stockholders approve and adopt the Exculpation Amendment.

Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. Furthermore, the Company expects that its peers may adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation and failing to adopt the Exculpation Amendment could impact our recruitment and retention of talented officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks

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of proceedings exceeds the benefits of serving as an officer of the Company.

Adopting the Exculpation Amendment would better position the Company to attract talented officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. The Exculpation Amendment will also more generally align the protections available to our directors with those available to our officers. In view of the above considerations, our Board has unanimously determined to provide for the exculpation of officers as proposed.

Proposed Exculpation Amendment

In order to implement the Exculpation Amendment, the Board is asking our stockholders to approve the Second Amended and Restated Certificate of Incorporation. A copy of the proposed Second Amended and Restated Certificate of Incorporation is attached hereto as Appendix A, with additions pursuant to the Exculpation Amendment marked with bold, underlined text and deletions thereby indicated by strike-out text.

Effectiveness of the Exculpation Amendment

If the Exculpation Amendment is approved by our stockholders, the Exculpation Amendment will, unless otherwise determined by the Board in its sole discretion to abandon the Exculpation Amendment, become effective upon the filing of the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing is expected to occur as soon as reasonably practicable after the Annual Meeting. If the Exculpation Amendment is not approved by our stockholders, the Current Certificate will not be amended.

Vote Required

Approval of the Second Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of not less than 66-2/3% of the outstanding voting stock of the Company. As a result, abstentions and broker non-votes will have the same effect as a vote “against” this proposal.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the approval of the Second Amended and Restated Certificate of Incorporation.

The Board recommends that stockholders vote “FOR” the approval of the Second Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

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PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information concerning beneficial ownership of the Common Stock, as of February 27, 2023, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each officer who is listed in the Summary Compensation Table (collectively the “Named Executive Officers”) and each director and director nominee; and (iii) all current directors and executive officers as a group.

Unless otherwise indicated, to the Company’s knowledge, the persons included in the table below have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes RSUs that are (i) scheduled to vest within 60 days after February 27, 2023, (ii) vested but deferred (and payable on a specified date or separation from service with the Company), or (iii) vested but unsettled due to the Director’s or officer’s eligibility for either normal retirement or early retirement pursuant to the award agreement under which the award was granted. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. On February 27, 2023, there were 24,258,338 shares of Common Stock outstanding.

(i) Name / Address	Shares Beneficially Owned	Percentage of Shares Outstanding
BlackRock, Inc.(1) 55 East 52nd Street, New York, NY 10055	4,162,864	17.16%
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard, Malvern, PA 19355	2,747,763	11.33%
Dimensional Fund Advisors LP(3) 6300 Bee Cave Road, Building One, Austin, TX 78746	1,879,166	7.75%

(ii) Name	Position
Judy R. McReynolds(4,5)	Chairman, President and CEO	119,175	*
Salvatore A. Abbate(4)	Director	-	*
Eduardo F. Conrado(4)	Director	22,967	*
Fredrik J. Eliasson(4)	Director	12,867	*
Michael P. Hogan(4)	Director	23,738	*
Kathleen D. McElligott(4)	Director	22,500	*
Craig E. Philip(4)	Director	33,400	*
Steven L. Spinner(4)	Director	9,567	*
Janice E. Stipp(4)	Director	19,567	*
Dennis L. Anderson II(4)	Chief Customer Officer	12,415	*
David R. Cobb(4,6)	Chief Financial Officer	55,272	*
Daniel E. Loe(4)	Chief Yield Officer and President — Asset-Light Logistics	-	*
Michael E. Newcity(4)	Senior Vice President–Chief Innovation Officer and ArcBest Technologies President	9,320	*
Seth Runser(4)	ABF Freight President	3,144	*
(iii) All Current Directors and Executive Officers as a Group (18 total) (7)		403,143	1.65%

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*

Less than 1%

(1)

Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC by BlackRock, Inc. on January 26, 2023, BlackRock, Inc. has sole voting power with respect to 4,106,513 shares of Common Stock and sole dispositive power with respect to 4,162,864 shares.

(2)

Based on information contained in Amendment No. 12 to Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 9, 2023, The Vanguard Group, Inc. has sole voting power with respect to zero shares of Common Stock, shared voting power with respect to 35,132 shares, sole dispositive power with respect to 2,688,178 shares and shared dispositive power with respect to 59,585 shares.

(3)

Based on information contained in Amendment No. 14 to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 10, 2023, Dimensional Fund Advisors LP has sole voting power with respect to 1,850,004 shares of Common Stock and sole dispositive power with respect to 1,879,166 shares.

(4)

Includes RSUs that are (i) scheduled to vest within 60 days after February 27, 2023, (ii) vested but deferred (and payable on a specified date or separation from service with the Company), or (iii) vested but unsettled due to the Director’s or Named Executive Officer’s eligibility for either normal retirement or early retirement pursuant to the award agreement under which the award was granted, as follows:

As of February 27, 2023
McReynolds	65,860
Abbate	-
Conrado	19,367
Eliasson	2,767
Hogan	7,667
McElligott	8,300
Philip	1,600
Spinner	1,467
Stipp	1,467
Anderson	-
Cobb	25,740
Loe	-
Newcity	-
Runser	-
(5)

Includes 53,315.14 shares of Common Stock held by the McReynolds 2005 Joint Trust, of which Ms. McReynolds is co-trustee.

(6)

Includes 12,900 shares held by the David R. Cobb Living Trust, of which Mr. Cobb is trustee.

(7)

Includes 152,470 RSUs that will vest in 60 days; are vested but deferred (and payable on a specified date or separation from service with the Company); or are vested but unsettled due to the Director’s or officer’s eligibility for normal retirement or early retirement pursuant to the terms of the Company’s Ownership Incentive Plan.

Delinquent Section 16(a) Reports

The Company’s executive officers, Directors and persons who own more than 10% of a registered class of the Company’s equity securities are required by Section 16(a) of the Exchange Act to file reports of ownership and changes of ownership with the SEC. The SEC’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that are filed on their behalf. Based on a review of the reports submitted by the Company, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2022.

The Company has not received any information from 10% stockholders indicating that they have not complied with filing requirements.

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INFORMATION ABOUT THE MEETING

The 2023 Annual Meeting will be held on April 26, 2023, at 8:00 a.m. CDT at the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916. Stockholders attending in person will have the opportunity to ask questions during the meeting and vote during the open poll portion of the meeting. The question period of the Annual Meeting will be open for up to 20 minutes for stockholder questions to be answered by Company personnel during the meeting. In preparing questions, please note that we will only address questions that are germane to the matters being voted on at our Annual Meeting.

To obtain directions to attend the Annual Meeting and to vote in person, contact the Company’s Investor Relations Department at toll-free telephone number 800-961-9744, email address invrel@arcb.com or through the Company’s website www.arcb.com.

Internet Availability of Proxy Materials

We are pleased to furnish proxy materials to our stockholders electronically, rather than mailing individual printed copies of those materials. Electronic delivery makes our annual meeting more environmentally friendly and reduces printing and distribution costs. Accordingly, on or about [●], 2023, we began mailing a Notice of Internet Availability to stockholders entitled to vote at the Annual Meeting containing instructions on how you may access and review the proxy materials and how to cast your vote online as well as instructions on how to obtain paper copies of our materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. There is no charge to you for requesting a copy. If you would like to receive an extra copy of the Annual Report or this Proxy Statement, we will send a copy to you by mail upon request. To submit a materials request, visit our website at www.arcb.com/investor-relations/materials-request-form or call our toll-free telephone number 800-961-9744. Each document is also available in digital form for download or review in the “Investors — Annual Reports” section of our website at www.arcb.com.

Record Date

The Board has fixed the close of business on February 27, 2023, as the record date for the 2023 Annual Meeting. Only stockholders of record on that date are entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof. Stockholders may contact us at invrel@arcb.com, up to 10 days prior to the Annual Meeting to inspect the list of stockholders.

Voting

Stockholders of Record. If you are a registered stockholder, you may vote your shares of the Company’s Common Stock by proxy or during the meeting. To vote in advance of the Annual Meeting, either: (i) visit www.proxyvote.com to submit your proxy online; (ii) call 1-800-690-6903 to submit your proxy by telephone through an automated system; or (iii) mail a signed and dated proxy card in the envelope provided if you requested paper materials.

Beneficial Holders. If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not provide voting instructions, the entity that owns your shares will only be permitted to vote your shares on Proposal IV (Ratification of the Independent Auditor). Your broker cannot vote on Proposal I (Election of Directors), Proposal II (Advisory Vote to Approve Executive Compensation), Proposal III (Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation), or Proposal V (Amendment of Restated Certificate of Incorporation) without your instructions. This is called a “broker non-vote.”

If you vote by Internet or telephone or submit a properly signed and dated proxy card, the individuals designated by the Board will vote your shares in accordance with your instructions. If you do not vote or return your proxy card, your shares cannot be voted by proxy. If you return a signed proxy card that does not provide complete voting instructions, your shares will be voted as recommended by the Board. Your proxy also confers discretionary authority to the proxy holders to vote on any other matter not presently known to the Company that may properly come before the meeting.

Guests. Guests may attend the Annual Meeting in person without advanced registration. Guests will not be entitled to ask questions or vote during the Annual Meeting.

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Revoking a Proxy

Registered stockholders may revoke their proxy at any time before the shares are voted at the 2023 Annual Meeting by: (i) timely submitting new voting instructions by Internet, by telephone voting system or by delivering a valid, duly executed proxy card bearing a later date; (ii) voting during the 2023 Annual Meeting before the open poll portion of the Annual Meeting closes; however, attending the meeting without voting will not revoke any previously submitted proxy; or (iii) delivering written notice of revocation to the Corporate Secretary of the Company at 8401 McClure Drive, Fort Smith, Arkansas 72916, by 5:00 p.m. (CDT), on or before April 25, 2023. Beneficial stockholders may change their votes by submitting new voting instructions to their bank, broker or other nominee in accordance with that entity’s procedures.

Quorum

On the record date, there were 24,258,338 shares of ArcBest Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. Cumulative voting is not allowed. The holders in person or by proxy of a majority of the total number of shares of Common Stock will constitute a quorum for purposes of the 2023 Annual Meeting. If there is not a quorum at the meeting (either in person or represented by proxy), the holders of a majority of the shares entitled to vote who are represented in person or by proxy may adjourn the meeting from time to time, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting. Votes are tabulated by the inspector of elections, Carideo Group.

Required Votes

Proposal	Vote Required to Pass	Effect of Abstentions and Broker Non-Votes
Proposal I (Election of Directors)	A nominee is elected by a plurality of the votes cast	None
Proposal II (Advisory Vote to Approve Executive Compensation)	The affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote	An abstention will have the same effect as a vote “against” this proposal. Broker non-votes will not affect the outcome of the vote.
Proposal III (Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation)	The affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote	An abstention will have the same effect as a vote “against” this proposal. Broker non-votes will not affect the outcome of the vote.
Proposal IV (Ratification of Appointment of Independent Registered Public Accounting Firm)	The affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote	An abstention will have the same effect as a vote “against” the proposal. There should not be any broker non-votes.
Proposal V (Amendment of Restated Certificate of Incorporation)	The affirmative vote of the holders of not less than 66 2/3% of the outstanding common stock	An abstention or broker non-vote will have the same effect as a vote “against” this proposal.

Unless otherwise instructed or unless authority to vote is withheld, shares represented by proxy will be voted for the election of each of the director nominees; for the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; for the approval, on an advisory basis, of the frequency of holding future advisory votes on the compensation of the Company’s Named Executive Officers; for the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023; and for the amendment of the Company’s Restated Certificate of Incorporation to update the exculpation provision.

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OTHER MATTERS

Neither the Company nor the Board knows of any matters that will be presented for action at the 2023 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to the Company or the Board should come before the 2023 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

Cost of Solicitation

Proxies may be solicited by Directors, officers or employees of the Company or its subsidiaries in person, by telephone, electronic communication or other means. However, no payment will be made to any of them for their solicitation activities. The costs of solicitation, including the standard charges and expenses of banks, brokerage houses, other institutions, nominees and fiduciaries for preparing, assembling and forwarding proxy materials to and obtaining proxies from beneficial owners of shares held of record by such persons, will be borne by the Company. We have engaged Alliance Advisors LLC (“Alliance Advisors”) to assist with the solicitation of proxies for an estimated fee of $15,000 plus reimbursement of expenses. We have agreed to indemnify Alliance Advisors against potential certain liabilities arising out of our agreement with Alliance Advisors.

Stockholder Communication with the Board

ArcBest Corporation stockholders may communicate with the Board, or any individual member of the Board, by sending the communication as follows:

Board of Directors (or Individual Member’s Name)
c/o Corporate Secretary
ArcBest Corporation
P.O. Box 10048
Fort Smith, AR 72917-0048

Communications addressed to the Board will be sent to the Chairman of the Board.

All communications to the Board, or an individual member, will be opened and reviewed by the Corporate Secretary prior to forwarding to the Board or individual member of the Board. This review will facilitate a timely review of any matters contained in the communication if, for any reason, the Board member is unavailable to timely review the communication. We reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources and reduce printing and mailing costs by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified by email as soon as future annual reports and proxy statements are available via the internet, and you can submit your stockholder votes online or by telephone. Your electronic delivery enrollment will be effective until you cancel it. To sign up for electronic delivery:

◼

Stockholders of Record: visit www.shareowneronline.com and log into your account to enroll.

◼

Beneficial Holders: contact your broker, bank, trustee or nominee to request instructions for how to enroll.

Procedure for Submitting Stockholder Proposals and Nominations for 2024 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, any stockholder who intends to present a proposal at the 2024 Annual Meeting and wishes to have that proposal included in the Company’s proxy statement and proxy related to the 2024 Annual Meeting must deliver such proposal to the Company no later than the close of business on November 18, 2023. Proposals should be addressed to Corporate Secretary, ArcBest Corporation, 8401 McClure Drive, Fort Smith, Arkansas 72916. In order to prevent controversy about the date of receipt of a proposal, which must be no later than the close of business on November 18, 2023, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified

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mail, return receipt requested. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2024 Annual Meeting.

In addition, pursuant to the advanced notice procedure in the Company’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2024 Annual Meeting, and who do not intend to have such proposal included in the Company’s proxy statement pursuant to Rule 14a-8 discussed above, must submit a written notice (“stockholder notice”) that must be received by the Corporate Secretary at the address set forth above no earlier than the close of business on December 28, 2023, and no later than the close of business on January 27, 2024. In the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2023 Annual Meeting, to be timely received, the proposal must be received by the Corporate Secretary of the Company not less than 100 days nor more than 120 days prior to the date of the 2024 Annual Meeting, and in the event that the first public announcement of the date of the 2024 Annual Meeting is less than 100 days prior to the date of such meeting, the proposal must be received by the Corporate Secretary of the Company by the 10th day following the date of the public announcement. Such stockholder notices must set forth the information specified in the Company’s bylaws. For information regarding the required information in the stockholder notice, contact the Corporate Secretary’s office at info@arcb.com or 479-785-6000.

In addition to satisfying the requirements in the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Exchange Act Rule 14a-19 no later than February 26, 2024.

Householding of Proxy Materials

Certain stockholders sharing an address may have received only one copy of the Company’s proxy materials. The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2022 Annual Report to a stockholder at a shared address to which only a single copy of such documents was delivered. Separate copies may be requested by contacting your broker, bank or other holder of record or by contacting the Company at the following address or telephone number:

ArcBest Corporation
Attention: Vice President–Investor Relations
P.O. Box 10048
Fort Smith, Arkansas 72917-0048
Telephone: 479-785-6000

If you want to receive separate copies of the Company’s Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you can make these requests through the following sources:

Stockholders of record should contact the Company’s Corporate Secretary in writing at ArcBest Corporation, P.O. Box 10048, Fort Smith, Arkansas 72917-0048 or by telephone at 479-785-6000.

Stockholders who are beneficial owners should contact their bank, broker or other nominee record holder or contact Broadridge in writing at Broadridge, Attention: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 866-540-7095.

Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote promptly:
by Internet, by telephone or by signing, dating and returning a proxy card.

Fort Smith, Arkansas Date: [●], 2023	MICHAEL R. JOHNS Secretary

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APPENDIX A

Proposed Second Amended and Restated Certificate of Incorporation

The proposed Second Amended and Restated Certificate of Incorporation contemplated by Proposal V. is copied below. Additions contemplated by the Exculpation Amendment are indicated by bold, underlined text and deletions contemplated thereby are indicated by strike-out text. The full text of the Company’s currently applicable Restated Certificate of Incorporation was filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2019, and the full text of the Company’s currently applicable Certificate of Amendment to the Restated Certificate of Incorporation was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2009.

Second Amended and Restated

Certificate of Incorporation

of ArcBest Corporation

ArcBest Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.

The name of the Corporation is ArcBest Corporation. The Corporation was originally incorporated under the name Best Holding Corporation pursuant to the original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware on August 23, 1988.

2.

The Original Certificate of Incorporation was amended and restated by the Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on March 16, 1992, whereby the Corporation changed its named from Best Holding Corporation to Arkansas Best Corporation, as amended by (a) a Certificate of Amendment to the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 24, 2009, and (b) a Certificate of Ownership and Merger Merging ArcBest Corporation with Arkansas Best Corporation, which included a change of the Corporation’s name from Arkansas Best Corporation to ArcBest Corporation, as filed with the Secretary of State of the State of Delaware on April 30, 2014, and effective as of May 1, 2014 (as amended, the “Restated Certificate of Incorporation”).

3.

This Second Amended and Restated Certificate of Incorporation of the Corporation (this “Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware; and

4.

This Certificate of Incorporation amends and restates the Restated Certificate of Incorporation to read in its entirety as follows:

ARTICLE I

The name of the Corporation is ArcBest Corporation.

ARTICLE II

The name of the Corporation’s registered agent and the address of its registered office in the State of Delaware is The Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, New Castle County, 19808.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

A.

The total number of shares of capital stock which the Corporation shall have the authority to issue is eighty million (80,000,000) consisting of (a) ten million (10,000,000) shares of Preferred Stock, $0.01 par value per share, and (b) seventy million (70,000,000) shares of Common Stock, $0.01 par value per share.

B.

Designations, etc. of Preferred Stock.

1.

Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such series from time to time adopted by the Board of Directors pursuant to the authority which is hereby vested in the Board of Directors.

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2.

Each series of Preferred Stock:

(i)

may have such number of shares;

(ii)

may have such voting power, full or limited, or may be without voting power;

(iii)

may be subject to redemption at such time or times and at such prices;

(iv)

may be entitled to receive dividends (which may be cumulative or noncumulative), payable in cash, securities or property, at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable in any other class or classes or series of stock;

(v)

may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

(vi)

may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(vii)

may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption, or other acquisition by the Corporation or any subsidiary, of any outstanding stock of the Corporation, or of other affirmative or negative covenants;

(viii)

may have certain rights in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and relative rights of priority of payment of shares of that series; and

(ix)

may have such other relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof; all as shall be stated in a resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

ARTICLE V

In furtherance and not limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.

ARTICLE VI

A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director or officer, except for liability (i) for any breach of the director~~’s~~ or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for ~~acts or omissions~~ any act or omission not in good faith or which ~~involve~~ involves intentional misconduct or a knowing violation of law, (iii) with respect to any director, under Section 174 of the Delaware General Corporation Law, ~~or~~ (iv) for any transaction from which the director or officer derived any improper personal benefit, or (v) with respect to any officer, in any action by or in right of the Corporation. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any amendment, repeal or ~~modification~~ elimination of the foregoing paragraph by the stockholders of the Corporation shall be prospective only and shall not ~~adversely~~ affect any ~~right or protection~~ limitation on liability of a director or officer of the Corporation ~~existing~~ for acts or omissions occurring before such amendment, repeal or elimination unless the provision provides otherwise at the time of such ~~repeal or modification~~ act or omission.

ARTICLE VII

The number of Directors constituting the Board of Directors shall be as set forth in or pursuant to the Bylaws of the Corporation. At the 2010 annual meeting of stockholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting of stockholders (which number of directors shall be approximately one-third of the total number of directors of the Corporation); at the 2011 annual meeting of stockholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2012 annual meeting of stockholders (which number of directors shall be approximately two-thirds of the total number of directors of the Corporation); and at the 2012 annual meeting of stockholders, and each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders.

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ARTICLE VIII

1.

Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or omission in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph 2 of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if required by the Delaware General Corporation Law, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

2.

Right of Indemnitee to Bring Suit.

If a claim under paragraph 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law.

Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.

3.

Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

4.

Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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5.

Indemnity of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the Delaware General Corporation Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE IX

No stockholder of the Corporation shall by reason of his holding shares of any class of its capital stock have any preemptive or preferential right to purchase or subscribe for any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class or any other security, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder; and the Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing holders of any class of stock of the Corporation.

ARTICLE X

Cumulative voting for the election of Directors shall not be permitted.

ARTICLE XI

The affirmative vote of the holders of not less than 66-2/3% of the outstanding voting stock of the Corporation shall be required for the approval or authorization of any (i) merger or consolidation of the Corporation with or into any other corporation, (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or other entity, (iii) dissolution of the Corporation or (iv) amendment of the Articles of Incorporation of the Corporation.

ARTICLE XII

No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been signed this [_____] day of [__________], 202[___].

ARCBEST CORPORATION
By: Name: Judy R. McReynolds Title: Chairman, President and Chief Executive Officer and Principal Executive Officer

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ArcBest
More Than Logistics

8401 McClure Drive,
Fort Smith, Arkansas 72916

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PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

ARCBEST CORPORATION
8401 MCCLURE DR.
FORT SMITH, AR 72916

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until (i) 11:59 p.m. Eastern Time on April 23, 2023 for all shares held in the ArcBest 401(k) and DC Retirement Plan and (ii) 11:59 p.m. Eastern Time on April 25, 2023 for all other shares reflected on this proxy card. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until (i) 11:59 p.m. Eastern Time on April 23, 2023 for all shares held in the ArcBest 401(k) and DC Retirement Plan and (ii) 11:59 p.m. Eastern Time on April 25, 2023 for all other shares reflected on this proxy card. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The properly executed proxy card must be received by April 23, 2023 for all for shares held in the ArcBest 401(k) and DC Retirement Plan. For all other shares, the properly executed proxy card must be received by April 26, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D97763-P84306 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARCBEST CORPORATION

The Board of Directors recommends you vote FOR all of the nominees listed below:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Salvatore A. Abbate	☐	☐	☐
1b. Eduardo F. Conrado	☐	☐	☐
1c. Fredrik J. Eliasson	☐	☐	☐
1d. Michael P. Hogan	☐	☐	☐
1e. Kathleen D. McElligott	☐	☐	☐
1f. Judy R. McReynolds	☐	☐	☐
1g. Craig E. Philip	☐	☐	☐
1h. Steven L. Spinner	☐	☐	☐
1i. Janice E. Stipp	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the Company's Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for the following proposal:	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory basis, the frequency of holding future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
4. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2023.	☐	☐	☐
5. To approve amendment of the Company's Restated Certificate of Incorporation to update the exculpation provision.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D97764-P84306

ARCBEST CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 26, 2023

The undersigned stockholder(s) of ArcBest Corporation, a Delaware corporation (the "Company"), hereby appoint(s) Michael R. Johns and Judy R. McReynolds, and each or either of them, as proxies, each with the power to appoint their substitutes, and hereby authorize(s) them to vote, as designated on the reverse side of this proxy card, all of the shares the undersigned is entitled to vote at the Company's 2023 Annual Meeting of Stockholders to be held at the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916, at 8:00 a.m., Central Time, on Wednesday, April 26, 2023, and any adjournment or postponement thereof, in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement, receipt of each of which is hereby acknowledged and the terms of each of which are incorporated by reference, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to the 2023 Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 ON THE REVERSE SIDE OF THIS PROXY CARD, "FOR" PROPOSAL 2, FOR A FREQUENCY OF "1 YEAR" WITH RESPECT TO PROPOSAL 3, "FOR" PROPOSAL 4 AND "FOR" PROPOSAL 5.

IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE